UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Pennsylvania Real Estate Investment Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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☒	No fee required

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 1, 2023

Date:	Thursday, June 1, 2023

Time:	11:00 a.m. Eastern Time

Place/ Means:	Meeting live via the Internet—please visit: www.virtualshareholdermeeting.com/PRET2023

Purpose of the Meeting:

For all holders of record of PREIT’s common shares of beneficial interest:

(1)	To elect the seven trustees nominated by the Board of Trustees and named in this Proxy Statement for a term expiring at the 2024 Annual Meeting of Shareholders;

(2)	To provide advisory approval of our executive compensation;

(3)	To hold an advisory vote on the frequency of the advisory vote on executive compensation;

(4)	To ratify the selection of BDO USA LLP as our independent auditor for 2023; and

(5)	To transact such other business as may properly be brought before the meeting or any adjournment thereof.

For all holders of record of PREIT’s outstanding preferred shares:

(1)

To elect the two trustees named in this Proxy Statement for a term expiring at the earlier of (a) the 2024 Annual Meeting of Shareholders and (b) such time as all accrued and unpaid dividends on the Outstanding Preferred Shares have been paid in full and the dividends for the then current dividend period have been paid in full or declared and set apart for payment in full.

Record Date: Our Board of Trustees has fixed the close of business on April 3, 2023 as the record date for the determination of holders of common shares of beneficial interest and outstanding preferred shares entitled to notice of and to vote at the meeting.

All shareholders are cordially invited to attend the Annual Meeting, which will be conducted via live audio webcast. The virtual meeting will offer our shareholders the same rights and opportunities as an in-person meeting, allowing for active participation at no cost, regardless of geographic location. During the virtual meeting, you may ask questions and will be able to vote your shares electronically. To participate in the Annual Meeting, you will need to log in by entering the unique 16-digit control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card. We encourage you to allow ample time for check-in.

By Order of the Board of Trustees

LISA M. MOST

Secretary

PREIT

One Commerce Square

2005 Market Street, Suite 1000

Philadelphia, Pennsylvania 19103

April 18, 2023

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders to be held on June 1, 2023:

We are making this Proxy Statement, two separate forms of proxy card, and PREIT’s Annual Report to Shareholders for the fiscal year ended December 31, 2022 available electronically via the internet at www.preit.com by clicking on “Investors,” then clicking on “News & Reports,” then clicking on “SEC Filings and Reports” and then clicking on “Proxy Statements” or “Annual Reports,” respectively. On or before April 18, 2023, we will mail to our shareholders a Notice of Internet Availability and Proxy Materials (the “Notice”), which will contain instructions on how to access this Proxy Statement and our Annual Report and how to vote. Shareholders who receive the Notice will not receive a printed copy of the proxy materials in the mail, although the Notice will contain instructions regarding requesting a printed copy of the proxy materials if you so desire. Regardless of whether you expect to attend the virtual meeting, please follow the instructions on the Notice so that your shares may be voted at the Annual Meeting. You may vote your shares by mail, by telephone or through the internet by following the instructions set forth on the Notice. If you attend the virtual meeting, you may revoke your proxy by voting at the meeting.

Components of Executive Compensation	26
Base Salary	26
Cash Incentive Compensation	26
Long-Term Incentive Awards	28
Non-Qualified Retirement Plans	30
Benefits Generally Available to Employees	30
Employment Agreements	30
Joseph F. Coradino	30
Mario C. Ventresca, Jr.	31
Joseph J. Aristone	31
Andrew M. Ioannou	31
Named Executive Officers Generally	31
Termination or Change of Control Arrangements	31
Termination by Us Without Cause, Termination by a Senior Executive for Good Reason or Our Election Not to Renew the Employment Agreement Not Associated with a Change in Control	32
Termination by Us for Cause or Resignation by the Executive Without Good Reason	33
Death or Disability	34
Time-Based Restricted Shares and RSU Programs	34
Performance-Based PSU Programs	34
Outperformance Unit Program	35
Change of Control	35
Outstanding Equity Awards at 2022 Fiscal Year End	36
Equity Compensation Plans	38
Pay Versus Performance	39
FREQUENCY OF VOTE ON COMPENSATION	42

PROPOSAL TO BE VOTED ON BY COMMON SHAREHOLDERS—PROPOSAL THREE—Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation	42
Board Recommendation	42
AUDIT	43

PROPOSAL TO BE VOTED ON BY COMMON SHAREHOLDERS—PROPOSAL FOUR—Ratification of Selection of Independent Auditor	43
Board Recommendation	44
Audit Committee Report	44
Pre-Approval Policies and Procedures	45
Additional Information Regarding Our Independent Auditors	45
OUTSTANDING PREFERRED SHARES PROPOSAL	46

PROPOSAL TO BE VOTED ON BY ONLY PREFERRED SHAREHOLDERS–Outstanding Preferred Shares Trustees Election	46
General	46
Required Vote	48
Recommendation	48

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OTHER MATTERS	49

Other Matters	49
Principal Security Holders	49
Related Party Transactions Policy	50
Delinquent Section 16(a) Reports	50
Incorporation by Reference	51
Shareholders’ Proposals	51

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VOTING INFORMATION

The Annual Meeting of Shareholders of Pennsylvania Real Estate Investment Trust (“PREIT” or the “Company”) will be conducted via live webcast on Thursday, June 1, 2023 at 11:00 a.m. Eastern Time (the “Annual Meeting”). This Proxy Statement is being mailed or made available on or about April 18, 2023 to both (i) each holder of PREIT’s issued and outstanding common shares of beneficial interest and (ii) each holder of PREIT’s Outstanding Preferred Shares (defined below) entitled to vote at the meeting in order to furnish information relating to the business to be transacted at the meeting. We are mailing or making available our Annual Report to Shareholders for the fiscal year ended December 31, 2022 (the “Annual Report”) together with this Proxy Statement. The Annual Report is being provided for informational purposes and not as a means of soliciting your proxy.

Record Date; Shareholders Entitled to Vote

We have fixed the close of business on April 3, 2023 as the record date for the Annual Meeting (the “Record Date”).

Common Shareholders

All holders of record of PREIT’s common shares of beneficial interest (also referred to as “common shares”) as of the Record Date are entitled to notice of and to vote on the proposals submitted to the holders of common shares of beneficial interest at the Annual Meeting and any adjournment or postponement thereof. On the Record Date, 5,340,735 common shares of beneficial interest were outstanding. Effective as of June 16, 2022, the Company effectuated a reverse share split of its common shares, with each 15 common shares issued and outstanding automatically converting into one common share, the split factor of 1/15 referred to as the “Common Share Reverse Split Factor.” The new share totals were rounded down on June 15, 2022 and any fractional shares were paid for in cash. When the reverse share split became effective, the number of common shares that each restricted share, PSU and RSU entitled the holder to receive was multiplied by the Common Share Reverse Split Factor and rounded down to the nearest whole common share. Additionally, the number of common shares for which each issued and outstanding option was exercisable was multiplied by the Common Share Reverse Split Factor and rounded down to the nearest whole common share, and each option’s exercise price was increased by a multiple of 15. Unless otherwise noted, the share information in this Proxy Statement and our Annual Report (including the financial statements included therein) have been retroactively adjusted to give effect to the Reverse Share Split Ratio for all periods presented.

Preferred Shareholders

All holders of record of PREIT’s 7.375% Series B Cumulative Redeemable Perpetual Preferred Shares (the “Series B Preferred”), the 7.20% Series C Cumulative Redeemable Perpetual Preferred Shares (the “Series C Preferred”), and the Trust’s 6.875% Series D Cumulative Redeemable Perpetual Preferred Shares (the “Series D Preferred,” and, together with the Series B Preferred and the Series C Preferred, the “Outstanding Preferred Shares”), as of the Record Date are entitled to notice of and to vote together as a single class on the proposal submitted to the holders of Outstanding Preferred Shares at the Annual Meeting and any adjournment or postponement thereof. On the Record Date, 3,450,000 Series B Preferred, 6,900,000 Series C Preferred, and 5,000,000 Series D Preferred, were outstanding, for an aggregate total of 15,350,000 Outstanding Preferred Shares.

If you are a holder of both PREIT’s common shares of beneficial interest and Outstanding Preferred Shares, you will receive two proxy cards, a proxy card for the common shares of beneficial interest, and a proxy card for the Outstanding Preferred Shares with respect to the Preferred Trustee Election Proposal (as defined below). If you are a holder of the Outstanding Preferred Shares and wish to vote for the Preferred Trustee Election Proposal, you will need to properly complete and return the proxy card with respect to the Preferred Trustee Election Proposal, or follow the voting instructions provided by your broker nominee, as applicable.

Your Participation in Voting the Shares You Own Is Important

Voting your shares is important to ensure that you have a say in the governance of PREIT and to fulfill the objectives of the voting standard that we apply in the election of trustees. If you are receiving this Proxy Statement from a broker, bank or other financial institution, please review the proxy materials and follow the instructions on the voting instruction form to communicate your voting instructions to your broker, bank or other financial institution. We encourage you to exercise your rights and fully participate as a shareholder of PREIT.

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  VOTING INFORMATION

How to Vote

We hope you will attend the Annual Meeting, which will be conducted via live webcast. Regardless of whether you expect to attend the virtual meeting, you may vote your shares by mail, by telephone or through the internet by following the instructions set forth in the Notice. If you receive more than one Notice because you have multiple accounts, you should submit your voting instructions with respect to each account so that all of your shares will be voted at the Annual Meeting.

Shareholders of record on the Record Date may vote by:

(i)	internet by visiting the website specified in the Notice,

(ii)	telephone using the instructions provided in the Notice, or

(iii)	mail by marking, executing and returning the proxy card (located at the website specified in the Notice) in accordance with the instructions thereon.

Shareholders who hold their shares in “street name” through a bank, broker or other holder of record (a “nominee”) must vote their shares in the manner prescribed by their nominee.

Shares Held through a Broker, Bank or Other Financial Institution

If you hold your shares through a broker, bank or other financial institution and do not provide voting instructions, your broker, bank or financial institution will have the discretion to vote your shares on routine matters but not on non-routine matters. Your broker, bank or other financial institution is not permitted to vote on your behalf on the election of trustees or the proposals related to our executive compensation (i.e., Proposals One, Two, Three and the Preferred Trustee Election Proposal described in this Proxy Statement) unless you provide specific instructions by completing and returning the voting instruction form or by following the voting instructions provided to you to vote your shares via telephone or the internet. For your vote with respect to those proposals to be counted, you need to communicate your voting instructions to your broker, bank or other financial institution before the date of the Annual Meeting, and before any earlier date specified in the voting instructions provided by your broker, bank or other financial institution.

Quorum; Voting Standards Generally

At this year’s Annual Meeting, there are two sets of proposals: one set of proposals that will be voted on by common shareholders, and a proposal that will be voted on by holders of Outstanding Preferred Shares. Holders of Outstanding Preferred Shares are not entitled to vote on the proposals to be voted on by common shareholders, and common shareholders are not entitled to vote on the proposal to be voted on by Outstanding Preferred Shares. Holders of both common shares and Outstanding Preferred Shares are entitled to vote on all proposals.

Proposals to be Voted on by Common Shareholders

In order to conduct the business of the Annual Meeting, a majority of the common shares entitled to vote must be present at the meeting, either live at the virtual meeting or represented by proxy, to constitute a quorum. Your shares are counted as present at the Annual Meeting if you attend and vote during the Annual Meeting online or if you properly complete and return a proxy card or follow the voting instructions provided by your broker nominee, as applicable.

On each matter subject to a vote of the holders of common shares at the Annual Meeting and any adjournment or postponement of the meeting, each holder of common shares will be entitled to one vote per share.

The following table summarizes the vote required for approval of each proposal submitted to the holders of common shares and the effect on the outcome of the vote of abstentions, uninstructed shares held by brokers (which result in “broker non-votes” when a beneficial owner of shares held in street name does not provide voting instructions and, as a result, the institution that holds the shares may not vote those shares on certain proposals) and signed but unmarked proxy cards.

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  VOTING INFORMATION

Proposal		Votes Required for Approval	Effect of Withhold Votes/ Abstentions(1)	Uninstructed Shares/Effect of Broker Non-Votes(1)	Signed but Unmarked Proxy Cards(2)
Proposal One	Election of Trustees	Seven nominees receiving the highest number of “FOR” votes(3)	No effect(3)	Not voted/ no effect	Vote “FOR”
Proposal Two	Advisory, Non-Binding Approval of the Company’s Executive Compensation	Majority of votes cast	No effect	Not voted/ no effect	Vote “FOR”
Proposal Three	Advisory, Non-Binding Approval of the Frequency of the Advisory Vote on Executive Compensation	Plurality(4)	No effect	Not voted/ no effect	Vote “1 Year”
Proposal Four	Ratification of Selection of BDO USA LLP as Independent Auditor	Majority of votes cast	No effect	Discretionary vote by nominee	Vote “FOR”

(1)

Abstentions, withholds and broker non-votes are included in determining whether a quorum is present. Under Section 11.F of PREIT’s trust agreement, abstentions and broker non-votes are not considered “votes cast.”

(2)

If you complete your proxy properly, whether by completing and returning a proxy card or by submitting your instructions by telephone or through the internet, but do not provide instructions as to how to vote your shares, your shares will be voted as shown in this column and in accordance with the judgment of the individuals named as proxies on the proxy card as to any other business properly brought before the Annual Meeting.

(3)

Subject to the majority voting provisions of our corporate governance guidelines, which are described in this Proxy Statement, the seven nominees receiving the highest number of votes cast at the meeting will be elected as trustees.

(4)

Holders of common shares may vote for “1 Year,” “2 Year,” or “3 Year,” or may abstain from voting, for the advisory vote on the frequency of future advisory votes on executive compensation. If one of the three options receives a majority of all the votes cast by shareholders, it will be the frequency for the advisory vote on executive compensation selected by our shareholders. In the absence of a majority of votes cast in support of any one frequency, the option that receives the greatest number of votes will be considered by the Board of Trustees in determining the frequency selected by our common shareholders. This vote is advisory in nature and therefore not binding on PREIT or our Board of Trustees. However, the Board of Trustees will consider the outcome of this vote in its deliberations on the frequency of future advisory votes on PREIT’s executive compensation.

Preferred Trustee Election Proposal

The holders of Outstanding Preferred Shares are currently entitled to vote and fill the two trustee positions created on PREIT’s Board of Trustees (the “Board of Trustees” or the “Board”) by virtue of the terms of the designating amendments to the Company’s trust agreement designating the rights, preferences, privileges, qualifications, limitations and restrictions of the Outstanding Preferred Shares (the “Designating Amendments”). We refer to this proposal as the “Preferred Trustee Election Proposal.” With respect to the Preferred Trustee Election Proposal, a majority of the Outstanding Preferred Shares entitled to vote as a single class must be present at the meeting, either live at the virtual meeting or represented by proxy, to constitute a quorum. Each holder of Outstanding Preferred Shares will be entitled to one vote per share with respect to the Preferred Trustee Election Proposal.

The two nominees receiving the most votes will be elected. Holders of Outstanding Preferred Shares may vote FOR any nominee or WITHHOLD from any nominee. Votes that are withheld will not be included in the vote tally for the election of these trustees. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of trustees. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Signed but unmarked proxy cards will not be voted for this proposal.

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  VOTING INFORMATION

Voting by Proxy; Revocation of Proxies

You may vote your shares at the Annual Meeting by following the instructions available on the meeting website during the meeting or by proxy. You can always change your vote at the meeting; therefore, we recommend that you vote by proxy even if you plan to attend the virtual meeting. All valid proxies received before the Annual Meeting will be voted according to their terms. After providing your proxy, you may revoke it at any time before it is voted at the Annual Meeting by filing an instrument revoking it with our Secretary or by submitting a duly executed proxy bearing a later date. You also may revoke your proxy by virtually attending the Annual Meeting and voting. Attendance at the Annual Meeting, by itself, will not constitute revocation of a proxy.

Delivery of Documents to Shareholders Sharing an Address

Some banks, brokers and other nominee record holders might be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement and Annual Report might have been sent to multiple shareholders in your household if you have elected to receive paper copies. We will promptly deliver a separate copy of either document to you if you request one. If you are a shareholder of record, make your request by writing or by calling us as follows: Investor Relations, Pennsylvania Real Estate Investment Trust, One Commerce Square, 2005 Market Street, Suite 1000, Philadelphia, Pennsylvania 19103; Telephone: 215-875-0735. If you are a beneficial owner, requests can be made by contacting Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department. If you want to receive separate copies of the Annual Report and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household in the future, you should contact your bank, broker or other nominee record holder.

Solicitation of Proxies

We will bear the cost of preparing and soliciting proxies, including the reasonable charges and expenses of brokerage firms or other nominees for forwarding proxy materials to shareholders. In addition, certain trustees, officers and employees of PREIT and its subsidiaries may solicit proxies personally or by telephone or other electronic means without extra compensation, with the exception of reimbursement for actual expenses incurred in connection with the solicitation. We have engaged Alliance Advisors, LLC to assist in the solicitation of proxies for the Annual Meeting and have agreed to pay Alliance Advisors, LLC a fee for its services of $12,000, plus reimbursement for out-of-pocket expenses. Additional fees may be paid to Alliance Advisors, LLC if additional services are requested. The enclosed proxy being solicited in connection with this Proxy Statement is being solicited by and on behalf of the Board of Trustees.

Instructions for Participation in the Virtual Annual Meeting

There is no physical location for the Annual Meeting which will be held via live audio webcast rather than in-person. The virtual meeting will offer our shareholders the same rights and opportunities as an in-person meeting, allowing for active participation at no cost, regardless of geographic location.

To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/PRET2023 and log in by entering the unique 16-digit control number included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. You may log into the Annual Meeting beginning at 10:45 a.m., Eastern Time, on June 1, 2023 and the meeting will begin promptly at 11:00 a.m. Eastern Time.

The virtual meeting platform is fully supported across browsers (Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

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  VOTING INFORMATION

Asking Questions at the Virtual Annual Meeting

If you wish to submit a question, you may do so during the meeting by logging into the virtual meeting platform as a shareholder at www.virtualshareholdermeeting.com/PRET2023 and following the instructions on the website. As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted during the meeting which are pertinent to the Company and the meeting matters, as time permits. Rules of Conduct for the Annual Meeting will be available on the virtual meeting platform on the day of the meeting. Examples of questions that are not pertinent are questions related to general economic, political or other views that are not directly related to the business of the Annual Meeting.

Technical Difficulties or Trouble Accessing the Live Webcast

If you experience any technical difficulties accessing the Annual Meeting or during the meeting, please call the toll-free number that will be available at www.virtualshareholdermeeting.com/PRET2023 for assistance. We will have technicians ready to assist you with any technical difficulties you may have beginning 15 minutes prior to the start of the Annual Meeting, at 10:45 a.m., Eastern Time, on June 1, 2023.

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GOVERNANCE

PROPOSAL TO BE VOTED ON BY COMMON SHAREHOLDERS—PROPOSAL ONE—Election of Trustees by Common Shareholders

Trustee Nomination Process

PREIT’s trust agreement provides that nominations for election to the office of trustee at any annual meeting of shareholders are made by the Board of Trustees, or by a common shareholder if such shareholder provides a notice in writing delivered to our Secretary not less than 90 nor more than 120 days before the anniversary date of the prior year’s meeting, and for an election at an annual meeting that is not within 30 days of such anniversary date, or for a special meeting called for the election of trustees, not later than 10 days following the date on which notice of the date of the meeting is mailed or disclosed publicly, whichever comes first. Therefore, unless our 2024 Annual Meeting is not within 30 days of the anniversary of our 2023 Annual Meeting, in order to nominate trustees for election at the 2024 Annual Meeting, to be timely, notice must be received by our Secretary on or before March 3, 2024 but no earlier than February 2, 2024. The notice must be signed by the holders of at least two percent of the common shares outstanding on the date of the notice. Shareholders making nominations of trustee candidates must provide in the notice, among other things, (a) information regarding share ownership and any hedging or other transaction to hedge the economic risk or to increase or decrease the voting power of such shareholder, (b) a description of all agreements or understandings between any such shareholder and each nominee and any other person, pursuant to which any such shareholder has a right to vote any shares, or pursuant to which the nominee or shareholder may be entitled to compensation, reimbursement of expenses or indemnification by reason of such nomination or service as a trustee, including all such information that would be required to be disclosed under federal securities regulations if the nominee were nominated by the Board of Trustees, and (c) such other information regarding each nominee as would be required in a proxy statement had the nominee been nominated by the Board of Trustees. The complete text of these requirements is provided in Section 11.J of PREIT’s trust agreement, which is available on our website at www.preit.com and on the SEC’s website at www.sec.gov, and a copy of which may be obtained by written request to our Secretary at our principal executive office. Nominations not made in accordance with the trust agreement procedures will not be considered, unless the number of persons properly nominated is fewer than the number of persons to be elected to the office of trustee at the Annual Meeting. In this latter event, nominations for the trustee positions that would not otherwise be filled may be made at the Annual Meeting by any person entitled to vote in the election of trustees.

To comply with the new “universal proxy rules” recently adopted by the SEC, shareholders who intend to solicit proxies in support of trustee nominees other than the Company’s nominees for our 2024 Annual Meeting must provide notice that includes the information required by our trust agreement, as well as the information required by Rule 14a-19 under Securities and Exchange Act of 1934, as amended (the “Exchange Act”), during the time period prescribed by our trust agreement as set forth above.

Nominees for Trustee

The Board of Trustees has nominated George J. Alburger, Jr., Joseph F. Coradino, Michael J. DeMarco, JoAnne A. Epps, Mark E. Pasquerilla, Charles P. Pizzi and John J. Roberts for re-election at the Annual Meeting as trustees to serve until the Annual Meeting to be held in the spring of 2024 and until their respective successors are duly elected and qualified. Each of these nominees for election by the common shareholders is currently serving as a trustee whose term expires at the Annual Meeting.

If any of these nominees becomes unable to or declines to serve, the persons named in the accompanying proxy have discretionary authority to vote for a substitute or substitutes, unless the Board of Trustees reduces the number of trustees to be elected. The address for each nominee for the office of trustee is c/o PREIT, One Commerce Square, 2005 Market Street, Suite 1000, Philadelphia, Pennsylvania 19103.

In selecting nominees for election to the Board of Trustees, the members of the Nominating and Governance Committee and the Board of Trustees consider a number of factors that they deem relevant to service on the Board, including:

•	core competencies and willingness to participate actively in the work of the Board of Trustees and, in the case of non-management nominees, in the standing committees of the Board of Trustees;

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  GOVERNANCE

•	personal integrity and ethics;

•	experience and maturity of judgment;

•	potential contributions to the collective knowledge, experience and capabilities of the Board of Trustees;

•	diversity of personal and professional backgrounds; and

•	the ability to work constructively and effectively with other members of the Board of Trustees.

The chart below highlights several categories of skills and areas of expertise of our current trustees, each of whom has been nominated for re-election at the Annual Meeting. Generally, the Nominating and Governance Committee and the Board of Trustees consider it important that nominees have competencies in one or more of these areas. Each nominee brings a particular set of personal experiences and competencies to the Board of Trustees, which, taken as a whole, enables the Board of Trustees to provide effective leadership to the Company in order to achieve our goals and objectives.

(1)	Elected by holders of the Outstanding Preferred Shares.

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  GOVERNANCE

▶  Board of Trustees Nominees for the Office of Trustee

Information about individuals nominated by the Board of Trustees is provided below. Information about the nominees for election by the holders of Outstanding Preferred Shares is presented separately under “Outstanding Preferred Shares Proposal—Proposal to be Voted on by Only Preferred Shareholders—Outstanding Preferred Shares Trustees Election” beginning on page 46.

GEORGE J. ALBURGER, JR. Age: 75 Trustee since: 2017 Committees: • Audit (Chair) • Compensation Number of Public Company Boards (including PREIT): 2

Background

Mr. Alburger, 75, served as the Chief Financial Officer and Treasurer of Liberty Property Trust from 1995 to 2016. He was previously an Executive Vice President of Liberty Property Trust from 2000 to 2016. Departing as Executive Vice President, Mr. Alburger worked for EBL&S Property Management, Inc. from 1982 to 1995, an owner and manager of approximately 200 shopping centers aggregating 30 million square feet of retail space. He was employed by Price Waterhouse, LLP from 1968 to 1982, finishing his career there as a Senior Manager. Mr. Alburger serves on the board of Americold Realty Trust (NYSE: COLD), an international owner and operator of temperature-controlled warehouses. He is a former member of the board of Exeter Property Group, a real estate investment management firm.

Qualifications and Experience Relevant To Us

By virtue of his service as a senior executive of a real estate investment trust, Mr. Alburger has extensive experience in substantially all aspects of real estate investment, development and ownership, including aspects of real estate finance, operations and management, as well as experience with real estate mergers and acquisitions. That experience, coupled with his experience at a global accounting firm, provides Mr. Alburger with an exceptionally high level of accounting and audit expertise that he brings to the Board, allowing him to interact effectively with the accounting and finance managers of PREIT and with PREIT’s independent auditors. Mr. Alburger also adds additional depth to the Board’s competencies in the areas of organizational development and strategic planning, as well as substantial experience regarding public companies and corporate governance.

JOSEPH F. CORADINO Age: 71 Trustee since: 2006 Number of Public Company Boards (including PREIT): 1

Background

Mr. Coradino, 71, has served as the Chief Executive Officer of PREIT since 2012 and Chairman of PREIT since 2017. From 2001 to 2012, he was the President of PREIT Services, LLC and PREIT-RUBIN, Inc., and the Executive Vice President-Retail of PREIT. Prior to and in conjunction with that service, Mr. Coradino was the Executive Vice President-Retail Division and Treasurer of PREIT-RUBIN, Inc. from 1998 to 2004. From 1997 to 1998, he served as the Senior Vice President-Retail Division and Treasurer, PREIT-RUBIN, Inc. Mr. Coradino is a current trustee and member of the Executive Committee of Temple University and a trustee of the International Council of Shopping Centers (ICSC), and he previously served as a director of A.C. Moore Arts & Crafts, Inc. from 2006 to 2011. The employment agreement between PREIT and Mr. Coradino provides that, during the term of his employment agreement, the Board of Trustees must nominate him as a candidate for election to the Board of Trustees at each annual meeting at which his term as a trustee is scheduled to expire.

Qualifications and Experience Relevant To Us

Mr. Coradino has been engaged in real estate development, management and leasing for substantially all of his professional life and currently serves as PREIT’s Chief Executive Officer. Prior to becoming the Chief Executive Officer, Mr. Coradino served for a number of years as the senior officer for PREIT’s retail operations and as the principal officer in charge of redevelopment projects. Prior to joining PREIT as a senior executive in 1997, Mr. Coradino was an executive of The Rubin Organization, which was acquired by PREIT in 1997. Mr. Coradino brings to the Board an extensive knowledge of the properties and leasing program of PREIT and of trends and developments in the retail industry that are of vital significance to PREIT.

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  GOVERNANCE

MICHAEL J. DEMARCO Age: 63 Trustee since: 2015 Committees: • Compensation (Chair) • Special Number of Public Company Boards (including PREIT): 1

Background

Mr. DeMarco, 63, was the Chief Executive Officer of Mack-Cali Realty Corporation from 2017 to 2020. He was previously the President and Chief Operating Officer of Mack-Cali Realty Corporation from 2015 to 2017. Prior to joining Mack-Cali Realty Corporation, he was the Chief Investment Officer of Cantor Commercial Real Estate Company, L.P. from 2013 to 2015 and an Executive Vice President of Vornado Realty Trust from 2010 to 2013. Mr. DeMarco served as a Managing Director at Fortress Investment Group from 2007 to 2010 and a Managing Director at Lehman Brothers from 1998 to 2007. Mr. DeMarco also held senior positions at Credit Suisse First Boston and Arthur Andersen LLP. Mr. DeMarco was initially nominated to the Board in 2015 in connection with an agreement between PREIT and certain shareholders, including Land & Buildings Investment Management LLC and Land & Buildings Capital Growth Fund, L.P. Mr. DeMarco was independent of both PREIT and such investors, and the Company was not obligated under the agreement to nominate him to the Board after the 2015 Annual Meeting.

Qualifications and Experience Relevant To Us

From his career in real estate investment banking and commercial finance, Mr. DeMarco has extensive experience in all aspects of real estate finance and operations and real estate mergers and acquisitions and possesses a very deep knowledge and understanding of real estate capital markets, such as the CMBS market, as well as transactions and valuations. Mr. DeMarco’s substantial experience enables him to offer valuable insights into the financial environment in which the Company is operating. Further, Mr. DeMarco has extensive management experience, including his most recent position as the Chief Executive Officer of a real estate business.

JOANNE A. EPPS Age: 71 Trustee since: 2018 Committees: • Nominating and Governance (Chair) • Audit • Special Number of Public Company Boards (including PREIT): 2

Background

Ms. Epps, 71, was named acting President of Temple University in April 2023. Ms. Epps has served as a Professor of Law, Temple University Beasley School of Law, where Ms. Epps has been a member of the faculty since 1985 and a full professor since 1994. Ms. Epps served as a Senior Advisor to the President of Temple University from 2021 to 2023. Ms. Epps was previously the Executive Vice President and Provost of Temple University from 2016 to 2021. She previously was the Dean of the Temple University Beasley School of Law from 2008 to 2016, and Associate Dean of Academic Affairs from 1989 to 2008. She is a member and former President of the Board of Directors of the Defender Association of Philadelphia, and one of five members of Philadelphia’s Board of Ethics. She is a member of the Board of Directors of the Philadelphia Equity Alliance. She is also a member of the Pennsylvania Women’s Forum. From 2017 to 2022, Ms. Epps was a member of the Board of Directors of the ABA Retirement Funds, where she previously chaired the Governance and Compensation and Investment Committees. Previously, Ms. Epps was a member of the Board of Directors of the National Association of Women Lawyer’s Foundation, where she chaired the review of Board governance protocols, and she was a member of the Trinity College Board of Trustees, where she served on the Finance and Audit Committee. Ms. Epps serves on the board of directors of Gaming and Leisure Properties, Inc. (NASDAQ: GLPI), a company in the business of acquiring, financing and owning real estate property to be leased to gaming operators. Ms. Epps is also a principal in the Red Bee Group, a consulting firm.

Qualifications and Experience Relevant To Us

Ms. Epps has a diverse combination of legal, business, operational, and community and governmental knowledge. Ms. Epps brings to the Board her many skills, including in the areas of corporate governance, finance and management, organizational development, strategic planning and crisis management.

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MARK E. PASQUERILLA Age: 63 Trustee since: 2003 Committees: • Audit • Nominating and Governance Number of Public Company Boards (including PREIT): 2

Background

Mr. Pasquerilla, 63, is an officer and director of Pasquerilla Enterprises, LP and its subsidiaries (ownership and management of hospitality properties and one office building), a position he has held since 2006 (Chief Executive Officer since 2013, President from 2006 to 2013), and sole member of Pasquerilla Management LLC. He has been a director of AmeriServ Financial, Inc., a publicly traded company (NASDAQ; ASRV), AmeriServ Financial Bank and AmeriServ Life Insurance Company since 1997. From 1992 to 2006, he served as an officer and director of Crown Holding Company and its subsidiaries (Chief Executive Officer and Chairman from 1999 to 2006 and President from 1992 to 2006). In addition, Mr. Pasquerilla served as the Chairman of the Board of Trustees, President and Chief Executive Officer of Crown American Realty Trust from 1999 to 2003, Vice Chairman of Crown American Realty Trust from 1998 to 1999, and Trustee of Crown American Realty Trust from 1993 to 2003. Mr. Pasquerilla was a board member of Concurrent Technologies Corporation, a charitable organization, from 1990 to 2020 and served as Trustee of the International Council of Shopping Centers from 2002 to 2005. In addition, he is currently a board member of the Community Foundation for the Alleghenies, a charitable organization, which he has served since 1991. Mr. Pasquerilla has been an advisory board member of the University of Pittsburgh at Johnstown since 1988, President of the Greater Johnstown Regional Partnership, and board member of the Johnstown Redevelopment Authority.

Qualifications and Experience Relevant To Us

As the Chairman and Chief Executive Officer of Crown American Realty Trust at the time of its merger into PREIT in 2003, Mr. Pasquerilla brings to the Board a broad understanding of the retail real estate industry. In accordance with the merger agreement between PREIT and Crown American Realty Trust in 2003, PREIT expanded the size of its Board of Trustees and elected Mr. Pasquerilla, who was a member of Crown’s board at the time of the merger, to fill a vacancy created by the expansion. Mr. Pasquerilla’s competencies are derived from his business experience and community service activities, and include a knowledge of real estate acquisitions, finance and management, private and public capital markets, organizational development and strategic planning.

CHARLES P. PIZZI Age: 72 Trustee since: 2013 Committees: • Special (Chair) • Nominating and Governance • Compensation Number of Public Company Boards (including PREIT): 3

Background

Mr. Pizzi, 72, is the former President and Chief Executive Officer and director of Tasty Baking Company, a position he held from 2002 until the company’s sale in 2011. He is a director of Brandywine Realty Trust (NYSE: BDN) (office real estate development and management) and Mistras Group, Inc. (NYSE: MG) (provider of integrated technology-enabled asset protection solutions). He also serves as a director of Franklin Square Energy Fund and as Chairman of the Board of the privately-held Independence Health Group. Mr. Pizzi is also a trustee of AmeriHealth Caritas. From 2006 to 2011, Mr. Pizzi was a director of the Federal Reserve Bank of Philadelphia, including service as Chairman from 2010 to 2011. In addition, he was a director of the Philadelphia Stock Exchange from 1997 until its acquisition by NASDAQ in 2008 and was the President and Chief Executive Officer of the Greater Philadelphia Chamber of Commerce from 1989 to 2002. Mr. Pizzi was also previously a director of PHH Corporation and Allied Security Holdings, LLC. In addition to the directorships noted above, Mr. Pizzi serves as a director of a variety of civic, educational, charitable and other boards, including the boards of Drexel University, Philadelphia Beltline Railroad, and the Board of Advisors of PNC Philadelphia.

Qualifications and Experience Relevant To Us

Mr. Pizzi’s career is unusually extensive and varied, including nine years as president and chief executive officer of a public company, service as a director of companies engaged in real estate, health insurance, construction, engineering, investment and security operations, and a broad range of civic and community leadership and service. By reason of his experience, Mr. Pizzi brings to the Board a diverse combination of business, operational, public company, community and governmental knowledge and skills.

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JOHN J. ROBERTS Age: 78 Trustee since: 2003 Committees: • Audit • Nominating and Governance Number of Public Company Boards (including PREIT): 1

Background

Mr. Roberts, 78, is the Former Global Managing Partner and member of the Leadership Team of PricewaterhouseCoopers LLP, completing a 35-year career with the firm in 2002. Mr. Roberts is a member of the American Institute of CPAs and is a former director of Armstrong World Industries, Inc., Safeguard Scientifics, Inc., SICOR, Inc., Vonage Holdings Corp., Philadelphia First Corporation, Greater Philadelphia Chamber of Commerce, Urban Affairs Partnership, and the University City Science Center. In addition, Mr. Roberts is a former member of the advisory boards of the Kellogg School of Northwestern University and the University of Southern California School of Accounting, and is a former trustee of Drexel University.

Qualifications and Experience Relevant To Us

By reason of his over 35-year career in public accounting, which included service as a senior executive with a global accounting firm, and his service on the boards and audit committees of other public companies, Mr. Roberts brings an exceptionally high level of accounting and audit expertise to the Board and the Audit Committee. Mr. Robert’s experience has enabled him to interact knowledgeably and effectively with PREIT’s independent auditors and with the accounting and finance managers of PREIT. In addition, his experience as an accounting executive and as a board member of businesses in diverse industries and nonprofit organizations has given Mr. Roberts additional capabilities, including strategic planning and corporate governance.

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Majority Voting Standard for Trustee Elections and Board Procedures

With respect to the election of trustees by common shareholders, assuming a quorum is present, and subject to the majority voting provisions of our corporate governance guidelines described below, the seven nominees nominated by the Board of Trustees receiving the highest number of votes cast at the Annual Meeting will be elected trustees. If you mark your proxy as “Withhold” in the election of any of the trustees, or if you give specific instructions that no vote be cast in the election of any of the trustees, the shares represented by your proxy will not be voted in the election of such trustee(s), but will count toward the establishment of a quorum.

Pursuant to PREIT’s corporate governance guidelines, in an uncontested election, if any Board of Trustees nominated nominee receives a greater number of “Withhold” responses than votes “For” his or her election, that nominee will be required to promptly tender his or her resignation to the Nominating and Governance Committee of the Board of Trustees following certification of the shareholder vote. The Nominating and Governance Committee of the Board of Trustees (excluding such nominee) will consider the resignation offer and recommend to the Board of Trustees whether or not to accept it. The Board of Trustees (excluding such nominee) will act on the Nominating and Governance Committee’s recommendation within 90 days following certification of the shareholder vote. If each member of the Nominating and Governance Committee receives a majority of votes marked “Withhold” in the same election, then the independent members of the Board of Trustees who did not receive a majority of votes marked “Withhold” will appoint a committee among themselves (which may consist of some or all of them) to consider the resignations and recommend to the Board of Trustees whether to accept them.

Thereafter, the Board of Trustees will promptly disclose its decision (and, if applicable, the reasons for rejecting the resignation offer) in a press release or by other means of public disclosure.

Board Recommendation

Our Board of Trustees recommends that shareholders of common shares of beneficial interest vote FOR the election of each of Mr. Alburger, Mr. Coradino, Mr. DeMarco, Ms. Epps, Mr. Pasquerilla, Mr. Pizzi and Mr. Roberts, each of whom is named in this Proxy Statement and nominated for election as trustees by our Board of Trustees. Signed proxies will be voted FOR each of these seven nominees unless a shareholder gives other instructions on the proxy card.

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Corporate Governance and Board Matters

Leadership Structure

In June 2012, Joseph F. Coradino became Chief Executive Officer of PREIT and in February 2017 he became Chairman of PREIT. Mr. Coradino has been a senior officer of PREIT since he joined the Company in 1997 and has been a trustee of the Company since 2006.

Michael J. DeMarco has served as the Lead Independent Trustee since the 2021 Annual Meeting of Shareholders of the Company. The Lead Independent Trustee’s responsibilities include board operations, Chief Executive Officer evaluation and succession, Board of Trustees evaluation and recruitment, and, as appropriate, shareholder relations.

The Board believes that this structure, including a Lead Independent Trustee, is appropriate and effective for PREIT because it provides (i) a separate conduit through the Lead Independent Trustee between the independent trustees and the Chief Executive Officer and other executive officers of PREIT, as appropriate, (ii) a mechanism for oversight by the independent trustees, and (iii) a means of enhancing conditions for engagement by the Board in PREIT’s decision-making processes. The Board currently includes eight non-employee trustees who, by virtue of their collective leadership experience and their positions on the various committees of the Board discussed below, provide significant independent leadership and direction that complements the leadership provided by the Lead Independent Trustee and Mr. Coradino.

Meetings of Independent Trustees

In addition to PREIT’s Board and committee meetings, the independent members of the Board of Trustees meet separately at regularly scheduled meetings. The Lead Independent Trustee presides over these meetings.

Role in Risk Oversight

The full Board is responsible for, and is actively involved in, identifying and overseeing the management of the risks that PREIT faces. The Board retains direct decision-making authority regarding the most significant of these risks, and exercises its oversight of management with respect to other risks. With respect to the exercise of direct decision making, the Board generally manages these risks through the allocation of specific duties and responsibilities to its committees and the interaction of those committees, in performing the duties and responsibilities allocated to them, with various outside consultants, including our independent auditor and our compensation consultant. The Board typically performs its oversight function through review of reports from the Chairs of these committees, as well as through regular discussions and reports from management regarding significant or developing risks. Among other relevant information, the Board receives a report annually from management describing management’s methodology for identifying, assessing, mitigating, monitoring and disclosing operational and other risks, including information technology and cyber security risks. In addition, the Board discusses with management, at least quarterly, any changes to the key risk factors identified in the annual report. This annual assessment and the related ongoing discussions are designed to (i) keep the Company’s risk profile current, (ii) provide ongoing assessment of risks and improvement to our risk management capabilities, (iii) make sure that the Board and executive management are in alignment with respect to the Company’s appetite for risk, (iv) ensure that the Company’s risk culture encourages the right type of behaviors, and (v) integrate risk management with the appropriate management processes.

The Board is active and engaged. In addition to Board and committee meetings, the Board receives frequent updates from management on a variety of business, operations, financial, health and safety, and human capital management matters, and provides related strategic guidance. These updates and regular discussions provide the Board with opportunities to evaluate the risks and opportunities presented, to effectively exercise its oversight function and to provide leadership, guidance and support to management.

The Board believes that the leadership structure discussed above, which places significant authority in the hands of its independent trustees while involving the Chief Executive Officer in Board decision-making, enhances its ability to identify and oversee the risks that PREIT faces.

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Committees of the Board

PREIT has a standing Executive Compensation and Human Resources Committee (the “Compensation Committee”), a standing Audit Committee, a standing Nominating and Governance Committee and, under PREIT’s Related Party Transactions Policy, a standing Special Committee. The composition and duties of each committee are outlined in the table below.

Committee	Members	Principal Duties
Compensation Committee Number of Meetings in 2022: 14	Michael J. DeMarco (Chair) George J. Alburger, Jr. Charles P. Pizzi

•  Set the annual, long term and incentive compensation of PREIT’s executive officers in light of existing agreements and consistent with compensation objectives and policies established by the Compensation Committee

•  Make recommendations to the Board of Trustees regarding equity-based plans and administer these plans

Audit Committee Number of Meetings in 2022: 7	George J. Alburger, Jr. (Chair) John J. Roberts Mark E. Pasquerilla JoAnne A. Epps Kenneth B. Hart

•  Oversee PREIT’s accounting and financial reporting processes and the audit of PREIT’s financial statements

•  Select and retain independent auditors

•  Review with management and the independent auditors PREIT’s annual financial statements and related notes, and internal audit activities

•  Review with the independent auditors the planned scope and results of the annual audit and their reports and recommendations and matters relating to PREIT’s system of internal controls

•  Oversee PREIT’s information security function regarding cybersecurity risks and PREIT’s efforts to mitigate such risks

Nominating and Governance Committee Number of Meetings in 2022: 5	JoAnne A. Epps (Chair) Charles P. Pizzi Mark E. Pasquerilla John J. Roberts

•  Identify individuals qualified to become trustees of PREIT

•  Recommend trustee nominees and trustee committee appointments to the Board of Trustees

•  Review annually the compensation paid to non-employee trustees

•  Develop and recommend a set of governance principles applicable to PREIT

•  Annually review PREIT’s Chief Executive Officer succession planning

•  Oversee the evaluation of the performance of the Board of Trustees and management with respect to matters other than compensation

•  Oversee the work of our management sustainability committee that is charged with leading our environmental, social and governance efforts

Special Committee Number of Meetings in 2022: 0	Charles P. Pizzi (Chair) Michael J. DeMarco JoAnne A. Epps	• Administer PREIT’s Related Party Transactions Policy • See “Other Matters—Related Party Transactions Policy”

PREIT’s by-laws also authorize the establishment of a standing Executive Committee to consist of three members. The Board of Trustees has not appointed any members to the Executive Committee. If duly constituted, the Executive Committee would be authorized to exercise all of the powers and authority of the Board of Trustees between meetings of the Board of Trustees, except for matters that are expressly reserved by PREIT’s by-laws to the full Board of Trustees or to another committee of the Board of Trustees.

Executive Compensation and Human Resources Committee

The Compensation Committee’s meeting agendas are set by the Chair. The Compensation Committee considers the recommendations of PREIT’s Chief Executive Officer in establishing compensation for the named executive officers

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other than the Chief Executive Officer, and invited the Chief Executive Officer to participate in compensation deliberations by the Compensation Committee concerning PREIT’s named executive officers other than the Chief Executive Officer. The Compensation Committee devotes a substantial portion of its meetings to executive compensation and considers, among other matters: the objectives and policies of its compensation programs; the performance of the Company and its impact on compensation; and the compensation of senior executives at other comparable companies.

The Compensation Committee has the exclusive authority to retain and terminate the services of executive compensation consultants to assist in the evaluation of executive officer compensation. The Compensation Committee evaluates the conflicts of interest of any consultant retained or to be retained consistent with its charter and applicable law. Since October 2010, the Compensation Committee has annually engaged Pay Governance, LLC to serve as the consultant to the Compensation Committee. The compensation consultant periodically advises the Compensation Committee on developing compensation trends and programs among Real Estate Investment Trusts (“REITs”) and other public companies. The compensation consultant also presents, from time to time, at the Compensation Committee’s direction, compensation data from several sources, including a proprietary survey of executive compensation among REITs prepared for the National Association of Real Estate Investment Trusts and from the proxy statements of selected REITs. All of the work performed by Pay Governance, LLC in 2022 related to executive officer compensation. The Compensation Committee has assessed the independence of Pay Governance, LLC pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Pay Governance, LLC from serving as an independent compensation consultant to the Compensation Committee.

Audit Committee

PREIT’s audit committee charter provides that no member of the Audit Committee may serve on the audit committee of more than two public companies other than PREIT unless the Board of Trustees determines that such service would not impair the member’s ability to effectively serve on PREIT’s Audit Committee. No member of the Audit Committee presently serves on the audit committees of more than two other public companies besides PREIT.

Nominating and Governance Committee

The Nominating and Governance Committee and the full Board recognize that diversity is valuable to a well-functioning board, and the Nominating and Governance Committee chooses candidates for the office of trustee without regard to age, sex, race, religion, national origin or sexual orientation. In selecting candidates for the position of trustee, the Nominating and Governance Committee aspires to increase Board diversity as an essential element in supporting the attainment of PREIT’s strategic objectives, and considers diversity in a broad sense, including differences of perspectives, experiences, expertise, skills and background. Its charter specifies the following minimum qualifications, qualities and skills that a committee-recommended nominee must possess: the highest character and integrity; sufficient experience to enable a meaningful contribution to PREIT and its Board of Trustees; and sufficient time available to devote to PREIT’s affairs and to carry out the responsibilities of a trustee.

The Nominating and Governance Committee does not solicit recommendations from shareholders regarding trustee nominee candidates, but will consider any such recommendation received in writing and accompanied by sufficient information to enable the Nominating and Governance Committee to assess the candidate’s qualifications, along with confirmation of the candidate’s consent to serve as a trustee if elected. Such recommendations should be sent care of Lisa M. Most, Executive Vice President, General Counsel, Chief Compliance Officer and Secretary, Pennsylvania Real Estate Investment Trust, One Commerce Square, 2005 Market Street, Suite 1000, Philadelphia, Pennsylvania 19103.

Any recommendation received from shareholders after January 1 of any year will not be considered until the following year. In addition to considering candidates recommended by shareholders, the Nominating and Governance Committee considers potential candidates recommended by PREIT’s current trustees and officers and is authorized to use independent search firms to assist in identifying candidates. The process for screening candidates is the same regardless of the source of the recommendation, but only shareholder recommendations are subject to the January 1 deadline for submission for consideration in any given year. In each case, the Nominating and Governance Committee determines whether a recommended candidate meets PREIT’s minimum qualifications and possesses the qualities and skills for trustees, and whether requesting additional information or an interview is appropriate.

Christopher Swann and Kenneth B. Hart, the nominees for the trustee positions to be voted on and filled by the holders of the Outstanding Preferred Shares were nominated by holders of Outstanding Preferred Shares, not the

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Nominating and Governance Committee. See “Outstanding Preferred Shares Proposal—Proposal to be Voted on by Only Preferred Shareholders—Outstanding Preferred Shares Trustees Election” for a more detailed description of the nomination process for Mr. Swann and Mr. Hart.

Communicating with the Board of Trustees

Any interested party wishing to communicate with the Board of Trustees, the independent trustees or any individual PREIT trustee on a confidential basis may do so in writing addressed, as applicable, to the Board of Trustees, the independent trustees or the individual trustee and sent care of Lisa M. Most, Executive Vice President, General Counsel, Chief Compliance Officer and Secretary, Pennsylvania Real Estate Investment Trust, One Commerce Square, 2005 Market Street, Suite 1000, Philadelphia, Pennsylvania 19103. PREIT’s General Counsel will review any such communication and will deliver such communications to the addressee.

Meetings of the Board of Trustees

The Board of Trustees met 12 times during 2022. All of the trustees serving as trustees in 2022 attended at least 75% of Board and applicable committee meetings in 2022. The Board of Trustees’ policy is that trustees are expected to attend PREIT’s Annual Meeting of Shareholders, which will be held via Internet in 2023. All nominees for trustee at the 2023 Annual Meeting attended last year’s meeting, which was held via Internet, except for Mr. Swann who was first elected as a trustee at last year’s meeting.

Corporate Governance Guidelines and Codes of Conduct

PREIT’s corporate governance guidelines, code of business conduct and ethics for non-employee trustees, code of business conduct and ethics for officers and employees (which includes the code of ethics applicable to our chief executive officer, principal financial officer and principal accounting officer), related party transactions policy and the governing charters for the Audit, Nominating and Governance and Compensation Committees of the Board of Trustees are available free of charge on PREIT’s website at www.preit.com, as well as in print to any shareholder upon request. The Board of Trustees and Nominating and Governance Committee regularly review corporate governance developments and modify these guidelines, codes and charters as warranted. Any modifications or waivers are reflected on PREIT’s website as soon as practicable.

Employee, Officer and Trustee Hedging

Under PREIT’s corporate governance guidelines, non-employee trustees and executive officers may not engage in hedging transactions involving our securities, including the purchase or sale of puts, calls, options or other derivative securities based on PREIT securities, as well as the purchase of any financial instrument (including prepaid variable forward contracts, equity swaps, collars and exchange funds) designed to hedge or offset any decrease in the market value of PREIT securities. The policy does not restrict hedging by non-executive officer employees or by designees of trustees or executive officers. Under PREIT’s Policy on Selective Disclosure of and/or Use of Inside Information, PREIT strongly discourages all employees from purchasing PREIT securities on margin, engaging in short sales of PREIT securities or buying and selling puts or calls for such securities.

Commitment to Sustainability and Corporate Responsibility

PREIT owns a portfolio of high-quality malls in which we create environments where retailers and customers connect. The Company continuously strives to align its business strategy with its commitment to responsible corporate citizenship. During 2022, our cross-functional leadership group continued to focus on our environmental, social and governance efforts. In furtherance of PREIT’s sustainability initiatives and commitment, sustainability practices and goals are overseen by our Board of Trustees, specifically by the Chair of our Nominating and Governance Committee, JoAnne Epps. PREIT plans to publish its next sustainability report in 2023.

Trustee Independence

All of PREIT’s current non-employee trustees are independent, which means that, if all nominees are elected, eight out of nine of the members of the Board of Trustees will be independent. For a trustee to be considered independent, the

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Board of Trustees must determine that the trustee does not have any direct or indirect material relationship with PREIT. The Board of Trustees has established guidelines to assist it in determining trustee independence, which are contained in the Company’s corporate governance guidelines. These guidelines are consistent with the OTC definition of independence and conform to the independence requirements contained in the NYSE listing rules. In addition, the Board of Trustees has adopted categorical standards to assist it in making determinations of independence.

Standards of Independence

The guidelines and the categorical standards used by the Board of Trustees to determine whether a trustee is independent specify that:

1.

Other than in his or her capacity as a trustee or shareholder of PREIT, no independent trustee shall have a material relationship with PREIT (either directly or as a partner, shareholder, officer or other affiliate of an organization, including a charitable organization, that has a material relationship with PREIT). For this purpose, a trustee shall be presumed not to have a material relationship with PREIT if he or she is not and, within the past two years, has not been an executive officer of, or the direct or indirect owner of more than 10% of the equity interest in, any business or professional entity:

•

that within the last two years has made or received, or going forward proposes to make or receive, payments to or from PREIT or any of its subsidiaries for property or services in excess of 5% of (i) PREIT’s consolidated gross revenues for its last full fiscal year, or (ii) the other entity’s consolidated gross revenues for its last full fiscal year; or

•	to which PREIT or any of its affiliates is indebted in an aggregate amount exceeding 5% of PREIT’s total consolidated assets as of the end of PREIT’s last full fiscal year.

2.	No independent trustee shall have been employed by PREIT, and no immediate family member of an independent trustee shall have been an executive officer of PREIT, within the past three years.

3.

No independent trustee shall have received more than $120,000 in direct annual compensation from PREIT within the past three years, other than trustee and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

4.	No independent trustee shall have been affiliated with or employed by a present or former auditor of PREIT within the last three years.

5.	Within the last three years, no independent trustee shall have been an employee of another company if an executive officer of PREIT then served on the compensation committee of such other company.

6.

Within the last three years, no independent trustee shall have served as an executive officer or employee of a company that made payments to, or received payments from, PREIT for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues.

7.

No immediate family member of an independent trustee shall fit within the categories prohibited by any of the foregoing (other than with respect to the prohibition on employment by PREIT, which addresses immediate family members directly), and no independent trustee may have any relationships with PREIT that are substantially similar to any of the categories prohibited by the foregoing.

8.	Independent trustees shall satisfy any other independence criteria required by applicable law or regulation or established by the Board of Trustees.

The Board of Trustees determined that the following eight members of PREIT’s current nine member Board satisfy PREIT’s guidelines, the OTC’s definition of independence, and the NYSE’s independence requirements: George J. Alburger, Jr., Michael J. DeMarco, JoAnne A. Epps, Kenneth B. Hart, Mark E. Pasquerilla, Charles P. Pizzi, John J. Roberts and Christopher Swann. Mr. Coradino, our Chairman and Chief Executive Officer, is our only current trustee who is not considered independent.

In making this determination, the Board of Trustees considered Mr. Pizzi’s relationships with: (i) Brandywine Realty Trust, a company with which we conduct business by leasing our headquarters and where Mr. Pizzi serves as a trustee; (ii) Independence Blue Cross, from which we purchase healthcare benefits for our employees and where

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Mr. Pizzi serves as chairman of the board of directors; and (iii) Conner Strong & Buckelew, a company with which we had a relationship before Mr. Pizzi joined our Board and which serves as our property and casualty insurance broker and for which Mr. Pizzi served as a consultant until December 31, 2021. The Board of Trustees also considered Mr. Pizzi’s role as a member of the advisory board of PNC Philadelphia, as PREIT also has a commercial relationship with PNC Philadelphia. The Board of Trustees determined that Mr. Pizzi does not have any direct or indirect material relationship or interest in the transactions between PREIT and these entities, that he has not had any role in the negotiation of these transactions or received compensation benefits related to these transactions and that the parties have entered into these transactions on an arms’ length basis generally in the ordinary course of business. Accordingly, the Board of Trustees determined Mr. Pizzi to be independent.

All members of each of the Compensation Committee, Audit Committee and Nominating and Governance Committee of the Board of Trustees must be, and are, independent trustees. Members of the Audit Committee must also, and do, satisfy additional Securities and Exchange Commission independence requirements, which provide that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from PREIT or any of its subsidiaries other than compensation for serving on the Board of Trustees or on committees of the Board of Trustees.

Related Party Transactions Policy

The Board of Trustees has adopted a written policy related to the review, approval and oversight of related party transactions. The procedures set forth in the policy do not replace or supersede any other policies or procedures related to the approval of transactions by PREIT as set forth in PREIT’s other corporate governance policies or as required by law. See “Other Matters—Related Party Transactions Policy.”

2022 Trustee Compensation

Our philosophy for trustee compensation is that it should be made in proportion to the amount and complexity of work required, aligned with the long-term interests of our shareholders, transparent to our shareholders and consistent with trustee independence. Trustees employed by PREIT do not receive additional compensation for serving as trustee. Trustees who are not employees of PREIT receive the following cash compensation:

2022 ($)
Annual Cash Retainer	60,000
Additional Retainer
Lead Independent Trustee	25,000
Audit Committee Chair	20,000
Compensation Committee Chair	15,000
Nominating and Governance Committee Chair	15,000
Special Committee Chair	5,000
Board/Committee Meeting Fee	1,500

Non-employee trustees also typically receive restricted shares annually, which vest after one year. Such annual award is granted on the first day of the annual term of service, on the date following our annual meeting of shareholders. During 2022, the equity component of the Trustees’ compensation was granted in the form of restricted share units, which upon vesting one year following grant, will be settled in common shares of beneficial interest or cash as determined by the Compensation Committee. In 2022, the Board of Trustees determined that the award of restricted share units to non-employee trustees would be equal in value to $115,000. For the non-employee trustees elected by the holders of the Trust’s common shares of beneficial interest on June 2, 2022 (giving effect to the reverse share split effective June 16, 2022), this equated to 17,431 restricted share units based on the $6.5971 average of the closing prices of PREIT shares for the 20 trading days prior to the date of grant. For the non-employee trustees elected by the holders of the Trust’s Outstanding Preferred Shares on August 2, 2022, this equated to 25,300 restricted share units based on the $4.54 average of the closing prices of PREIT shares for the 20 trading days prior to the date of grant. The shares were awarded under the Amended and Restated Pennsylvania Real Estate Investment Trust 2018 Equity Incentive Plan.

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The following table summarizes the fees and other compensation earned by our non-employee trustees for their service on our Board of Trustees and any committees of the Board of Trustees during 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
George J. Alburger, Jr.	119,000	115,000	234,000
Michael J. DeMarco	130,000	115,000	245,000
JoAnne A. Epps	106,500	115,000	221,500
Kenneth B. Hart(2)	54,500	115,000	169,500
Mark E. Pasquerilla	91,500	115,000	206,500
Charles P. Pizzi	99,500	115,000	214,500
John J. Roberts	93,000	115,000	208,000
Christopher Swann(2)	53,000	115,000	168,000

(1)

The amounts reported in the Stock Awards column represent the grant date fair value as determined in accordance with Topic 718 based on the average of the high and low sale prices of a common share on the date of grant of restricted share units. For information regarding significant factors, assumptions and methodologies used in our computations pursuant to Topic 718, see Note 8, “Share Based Compensation,” to PREIT’s consolidated financial statements included in PREIT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The amounts shown reflect grant date fair value, not the actual value that will be realized by the trustees upon vesting.

(2)	Cash compensation for Mr. Hart and Mr. Swann was prorated for a later start to their board service as a result of their election as trustees on August 2, 2023.

The following table summarizes the aggregate number of restricted share units and options held by our non-employee trustees at December 31, 2022.

Name	Restricted Share Units(a)	Total Options	Exercisable Options	Unexercisable Options

George J. Alburger, Jr.	17,431	—	—	—

Michael J. DeMarco	17,431	—	—	—

JoAnne A. Epps	17,431	—	—	—

Kenneth B. Hart	25,300	—	—	—

Mark E. Pasquerilla	17,431	—	—	—

Charles P. Pizzi	17,431	333	333	—

John J. Roberts	17,431	—	—	—

Christopher Swann	25,300	—	—	—

(a)	These awards may be settled in cash or common shares as determined by the Compensation Committee.

Information about our Executive Officers

The following information is provided with respect to each of our current non-trustee executive officers. Information regarding Joseph F. Coradino, our Chairman and Chief Executive Officer, is provided above in the “Governance—Nominees for Trustee—Board of Trustees Nominees for the Office of Trustee” section beginning on page 8. Each of our executive officers was employed by PREIT during 2021 and 2022. As described in our Annual Report on Form 10-K for the year ended December 31, 2022, the Company completed a financial restructuring in 2020 pursuant to the Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Certain

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  GOVERNANCE

of Its Direct and Indirect Subsidiaries (with Additional Technical Modifications As of November 20, 2020), and the final decree closing the bankruptcy case was entered by the United States Bankruptcy Court for the District of Delaware on March 11, 2021. Our executive officers are appointed by our Board of Trustees to serve in their respective capacities until their successors are duly appointed and qualified or until their earlier resignation or removal.

JOSEPH J. ARISTONE	Age: 57

Executive Vice President—Head of Leasing of PREIT since 2017. Senior Vice President and Head of Leasing of PREIT from 2007 to 2017. Vice President, Anchor Leasing of PREIT from 2003 to 2007.

ANDREW M. IOANNOU	Age: 48

Executive Vice President—Finance and Acquisitions of PREIT since 2015. Treasurer of PREIT and PREIT Services, LLC since 2010. Senior Vice President—Capital Markets of PREIT from 2010 to 2015. Vice President—Capital Markets of PREIT Services, LLC and PREIT-RUBIN, Inc. from 2005 to 2010.

LISA M. MOST	Age: 53

Executive Vice President, General Counsel, Chief Compliance Officer, and Secretary of PREIT since 2019. Senior Vice President, General Counsel, Chief Compliance Officer, and Secretary of PREIT from 2018 to 2019. Senior Vice President—Legal of PREIT from 2016 to 2018. Vice President—Legal of PREIT from 2014 to 2016. Director—Legal of PREIT from 2004 to 2014. Employed by PREIT since 1999.

SATHANA SEMONSKY	Age: 49

Senior Vice President and Chief Accounting Officer of PREIT beginning in 2023. Vice President and Chief Accounting Officer of PREIT since 2021. PREIT’s Corporate Controller since 2019. Previously Director at CFGI, an accounting advisory firm, from 2017 to 2019, and Divisional Controller at American Realty Capital (now American Realty Global) from 2012 to 2017.

MARIO C. VENTRESCA, JR.	Age: 56

Executive Vice President and Chief Financial Officer since 2020. Executive Vice President—Operations of PREIT from 2015 through 2019. Senior Vice President—Asset Management of PREIT Services, LLC from 2005 to 2015. Vice President—Retail Asset Management of PREIT Services, LLC from 2000 to 2005.

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  GOVERNANCE

Ownership of Trustee Nominees and Executive Officers

The following table sets forth certain information regarding the beneficial ownership of our common shares and Outstanding Preferred Shares for each trustee, each nominee for the office of trustee, and each named executive officer as of April 3, 2023, as well as all trustees and executive officers of the Company as a group. As of such date, other than Mr. Swann and Mr. Hart, none of the nominees for the office of trustee or PREIT’s executive officers owned any shares of any series of PREIT’s Outstanding Preferred Shares.

All percentages for the common shares are calculated based on 5,340,735 shares outstanding as of April 3, 2023. All percentages for the Outstanding Preferred Shares are calculated based on 3,450,000 Series B Preferred, 6,900,000 Series C Preferred, and 5,000,000 Series D Preferred outstanding as of April 3, 2023. Unless otherwise indicated, the address for each individual identified is c/o PREIT, One Commerce Square, 2005 Market Street, Suite 1000, Philadelphia, Pennsylvania 19103. Unless indicated otherwise, each individual has sole voting and sole investment power with respect to all shares.

	Common Shares			Preferred Shares
Name of Beneficial Owner	Number of Common Shares Beneficially Owned		Percent of Class of Common Shares	Number of Series B Preferred Shares	Percent of Class of Series B Preferred Shares	Number of Series C Preferred Shares	Percent of Class of Series C Preferred Shares	Number of Series D Preferred Shares	Percent of Class of Series D Preferred Shares	Number of Total Preferred Outstanding Shares Beneficially Owned		Percent of Class of Total Preferred Outstanding Shares

Joseph F. Coradino	35,740	(1)	*	0	*	0	*	0	*	0		*

Mark E. Pasquerilla	35,960	(2)	*	0	*	0	*	0	*	0		*

Mario C. Ventresca, Jr.	8,677	(3)	*	0	*	0	*	0	*	0		*

Andrew M. Ioannou	6,378	(4)	*	0	*	0	*	0	*	0		*

Joseph J. Aristone	7,614	(5)	*	0	*	0	*	0	*	0		*

John J. Roberts	30,247	(6)	*	0	*	0	*	0	*	0		*

Charles P. Pizzi	28,476	(7)	*	0	*	0	*	0	*	0		*

Michael J. DeMarco	21,143	(8)	*	0	*	0	*	0	*	0		*

George J. Alburger, Jr.	27,606	(9)	*	0	*	0	*	0	*	0		*

JoAnne A. Epps	26,127	(10)	*	0	*	0	*	0	*	0		*

Christopher Swann	109,343	(11)	2.0%	296,749	8.6%	399,097	5.8%	473,933	9.5%	1,279,122	(11)	8.3%

Kenneth B. Hart	1,359	(12)	*	0	*	157,695	2.3%	0	*	157,695	(12)	1.0%

Trustees and executive officers as a group (14 persons)	345,590	(13)	6.5%	296,749	8.6%	556,792	8.1%	473,933	9.5%	1,436,817		9.4%

*	Less than one percent.

(1)

Includes 28,433 common shares that Mr. Coradino owns directly, Class A units of limited partnership interest in PREIT Associates, L.P. that Mr. Coradino owns directly, and Class A units of limited partnership interest in PREIT Associates, L.P. that Mr. Coradino owns indirectly through a trust. Such Class A units are redeemable for cash or, at PREIT’s option, for an aggregate of 7,307 common shares. Mr. Coradino also owns RSUs, which may be settled only for cash and vest on March 31, 2024, which are not reflected in the above table.

(2)

Includes 11,388 common shares directly owned by Mr. Pasquerilla as well as 17,431 RSUs that vest within 60 days, 3,679 shares held by Marenrico Partnership, and 3,461 shares held by Pasquerilla Enterprises, LP, an entity controlled by Mr. Pasquerilla, and its subsidiaries. All of the shares held by Pasquerilla Enterprises, LP are pledged as collateral to Somerset Trust Company.

(3)	Mr. Ventresca directly owns all 8,677 shares (which includes 5,071 shares with respect to which he shares voting and investment power with his spouse).

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  GOVERNANCE

(4)	Mr. Ioannou directly owns all 6,378 shares (which includes 4,472 shares with respect to which he shares voting and investment power with his spouse).

(5)	Mr. Aristone directly owns all 7,614 shares.

(6)	Includes 12,815 common shares held in the John J. Roberts Revocable Trust and 17,431 RSUs that vest within 60 days.

(7)	Includes 10,712 common shares directly owned by Mr. Pizzi, 17,431 RSUs that vest within 60 days, and 333 shares subject to exercisable options.

(8)	Includes 3,712 common shares directly owned by Mr. DeMarco as well as 17,431 RSUs that vest within 60 days.

(9)	Includes 10,175 common shares directly owned by Mr. Alburger as well as 17,431 RSUs that vest within 60 days.

(10)	Includes 8,696 common shares directly owned by Ms. Epps as well as 17,431 RSUs that vest within 60 days.

(11)

Includes 4,000 shares of Series D Preferred directly owned by Mr. Swann. The remaining shares are beneficially owned in the aggregate by Cygnus Opportunity Fund, LLC, Cygnus Property Fund IV, LLC, Cygnus Property Fund V, LLC and Cygnus Property Fund VI, LLC.

(12)

Includes 460 common shares and 35,170 Series C Preferred shares that are owned by Vaughn D. Hart, brother of Kenneth B. Hart. Kenneth B. Hart has shared dispositive rights in the shares owned by Vaughn D. Hart. Kenneth B. Hart has informed us that Vaughn D. Hart has informally agreed to vote his shares in favor of Kenneth B. Hart’s nomination for trustee. 14,500 Series C Preferred Shares owned by Vaughn D. Hart included above are pledged at Fidelity.

(13)

Includes 233,364 shares held directly or indirectly, 333 shares subject to exercisable options, 104,586 RSUs that vest within 60 days, and Class A units of limited partnership interest in PREIT Associates, L.P. that are redeemable for cash or, at PREIT’s option, for an aggregate of 7,307 common shares.

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PROPOSAL TO BE VOTED ON BY COMMON SHAREHOLDERS—PROPOSAL TWO—Advisory Approval of the Company’s Executive Compensation

Pursuant to Section 14A of the Exchange Act and Securities and Exchange Commission (“SEC”) requirements, our shareholders have the opportunity to vote, on a non-binding basis, to approve the compensation of our named executive officers for 2022, as disclosed in this Proxy Statement in accordance with SEC disclosure rules.

We urge you to read the “2022 Executive Compensation” section beginning on page 25 of this Proxy Statement. We believe that the compensation of our named executive officers should be approved for the following reasons:

•

Compensation decisions are made by independent trustees who are not part of management and comprise the Compensation Committee. These decisions result from a formal, deliberative process, including advice from an independent compensation consultant selected by the Compensation Committee.

•

The principal goals of the Compensation Committee are to ensure that the interests of our shareholders and the interests of our named executive officers are aligned, to retain and motivate valued employees, and that our named executive officers are motivated to achieve established business objectives in an effort to maximize value for our shareholders. These goals are achieved in five principal ways: (i) setting fixed base salary so that the largest component of the compensation of each named executive officer consists of equity and incentive compensation; (ii) emphasizing equity-based compensation as a principal form of compensation; (iii) conditioning the vesting of equity or equity-based compensation on corporate performance, including operating metrics, total shareholder return (“TSR”) and/or continued service to PREIT; (iv) tying annual cash incentives to operating performance, as measured by articulated performance metrics and strategic objectives, as the same may be adjusted by the Compensation Committee or the Board in response to events or transactions that make it, in light of the Company’s strategic objectives, appropriate to do so; and (v) requiring named executive officers to own minimum stated amounts of our securities.

•

The equity awards align the interests of our shareholders and our named executive officers by encouraging officers to focus on corporate performance in an effort to generate an increase in share value. In the programs approved for the 2020-2022 period, the 2021-2023 period and the 2022-2024 period, the performance-based restricted share units (“PSUs”) vest, and a number of shares are earned, based upon PREIT’s performance in certain operating performance measures and a modification based on the TSR of PREIT over the applicable measurement period compared to an index of other REITs. The PSUs have directly aligned the interests of our named executive officers with the interests of our shareholders because PSUs expire without issuance of shares when the goals have not been achieved for the relevant measurement periods, and conversely shares are issued when long-term operating goals are met. Due to the Company’s performance, no shares were issued pursuant to the PSUs awarded under the 2020-2022 PSU Program.

•

The structure of our annual cash incentive awards in 2022 was based on (i) the achievement of five enumerated operating goals, (ii) an established asset/land sale target goal, and (iii) a discretionary, qualitative assessment of the executive officers’ performance as a group. The results are provided in the “Components of Executive Compensation—Cash Incentive Compensation—Corporate Performance Factors and 2022 Performance” section beginning on page 27.

We seek the approval of the resolution set forth below:

“RESOLVED, that the shareholders of PREIT approve, on an advisory basis, the compensation of the named executive officers for 2022 as disclosed in the Proxy Statement for the 2023 Annual Meeting of Shareholders pursuant to the applicable disclosure rules of the Securities and Exchange Commission, including the 2022 Executive Compensation, the 2022 Summary Compensation Table and the other related tables and accompanying narrative.”

This “say on pay” vote is advisory, and is not binding on PREIT, the Board of Trustees or the Compensation Committee. However, we value the opinions of our shareholders and annually seek their approval in this “say on pay” vote. The Compensation Committee will consider the results of the vote on the resolution and evaluate whether any actions in response to the vote are necessary in connection with future compensation determinations.

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Board Recommendation

Our Board of Trustees recommends that shareholders vote FOR the non-binding advisory approval of the Company’s executive compensation as disclosed in this Proxy Statement.

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2022 EXECUTIVE COMPENSATION

Consistent with SEC requirements, this section describes the compensation awarded to our Chief Executive Officer and our two other most highly compensated executive officers who were serving as executive officers at the end of 2022, our most recently completed fiscal year. Because Mr. Aristone and Mr. Ioannou received the same total compensation in 2022, we present information for four executive officers. For purposes of this Proxy Statement, we refer to these four individuals as our named executive officers, or NEOs. This discussion focuses on the compensation of the following named executive officers:

Joseph F. Coradino	Mario C. Ventresca, Jr.	Joseph J. Aristone	Andrew M. Ioannou
Chief Executive Officer and Chairman of the Board of Trustees (principal executive officer)	Executive Vice President – Chief Financial Officer (principal financial officer)	Executive Vice President – Leasing	Executive Vice President – Finance and Acquisitions

*	Please see “Governance—Information about our Executive Officers” for more information.

Mr. Coradino and Mr. Ventresca each currently has an employment agreement that is described in this Proxy Statement under “Compensation—2022 Executive Compensation—Employment Agreements” beginning on page 30. The employment agreements established minimum base salaries and eligibility to participate in cash incentive and equity programs in 2022, as determined by the Compensation Committee. Neither Mr. Aristone nor Mr. Ioannou has an employment agreement with the Company, but they are covered by the PREIT Services, LLC Severance Pay Plan for Certain Officers (effective January 1, 2007) (the “Severance Plan”), as modified by their respective letter agreements. The details of their severance arrangements are also described in this Proxy Statement under “Compensation—2022 Executive Compensation—Employment Agreements” beginning on page 30.

2022 Summary Compensation Table

The following table shows information concerning the compensation recorded by PREIT for the two most recent fiscal years for the NEOs.

Name and Principal Position	Year	Salary ($)	Bonus ($)(5)	Grant Date Fair Value of Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Joseph F. Coradino — Chief Executive Officer and Chairman of the Board of Trustees	2022	900,000	0	2,977,939	1,968,750	0	12,200	5,858,889
	2021	900,000	0	2,565,840	2,756,242	37,851	61,600	6,321,533

Mario C. Ventresca, Jr. — Executive Vice President and Chief Financial Officer	2022	530,000	350,000	929,961	596,250	2,229	12,200	2,420,640
	2021	490,000	0	754,214	771,748	5,674	46,600	2,068,236

Joseph J. Aristone — Executive Vice President, Leasing	2022	442,000	250,000	443,179	331,500	0	12,200	1,478,879
	2021	425,000	0	373,810	446,249	0	11,600	1,256,659

Andrew M. Ioannou — Executive Vice President, Finance and Acquisitions	2022	442,000	250,000	443,179	331,500	0	12,200	1,478,879
	2021	425,000	0	373,810	446,249	0	11,600	1,256,659

(1)

The amounts shown in the Grant Date Fair Value of Stock Awards column represent the aggregate grant date fair value of equity-based awards granted during the year, as computed in accordance with Topic 718, excluding the effect of estimated forfeitures. The amounts shown reflect PREIT’s accounting expense and do not correspond to the actual value that will be realized by the named executive officers. Valuations with respect to awards of time-based RSUs are reflected in the tables based on the average of the high and low sale prices of a PREIT common share on the date of grant. Valuations with respect to grants of performance-based awards are reflected in the

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  COMPENSATION

tables as determined using a Monte Carlo simulation probabilistic valuation model. With respect to the PSUs, if the highest level of performance were to be achieved, then the number of shares that would be received in respect of such PSUs would be 240% of the number of PSUs granted, and the value of that maximum number of shares on the grant date was as follows: Joseph F. Coradino—$3,772,056, Mario C. Ventresca, Jr.—$ 1,177,951, Joseph J. Aristone—$561,360, and Andrew M. Ioannou—$561,360. See “Compensation—2022 Executive Compensation—Components of Executive Compensation—Long-Term Incentive Awards.” The number of shares the named executive officers actually receive, if any, in respect of the PSU awards will depend on achievement of certain operating performance objectives and PREIT’s TSR over the applicable measurement period compared to an index of other REITs. For information regarding significant factors, assumptions and methodologies used in our computations pursuant to Topic 718 with respect to awards of PSUs, which assumptions included no expirations without the issuance of any shares, see Note 8, “Share Based Compensation,” to PREIT’s consolidated financial statements included in PREIT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(2)

The amounts shown in the Non-Equity Incentive Plan Compensation column are comprised of amounts paid in respect of the annual incentive plan, as determined by the Compensation Committee in accordance with the plan and the awards thereunder; see “Compensation—2022 Executive Compensation—Components of Executive Compensation—Cash Incentive Compensation.” The payments are generally made early in the following year. For 2022, these awards were earned at 125% of the target level for all of the named executive officers.

(3)

The amounts shown in the Nonqualified Deferred Compensation Earnings column represent the above-market portion, which is the amount in excess of 120% of the applicable federal rate, of the interest earned on nonqualified deferred compensation plans of the named executive officers, which was credited at a rate of 5% compounded annually for Mr. Coradino, and 10% compounded annually for Mr. Ventresca. The plans for Mr. Coradino and Mr. Ventresca terminated in 2021, and account balances were paid off in 2022, with interest on the remaining account balances credited through the time the balances were distributed. The other named executive officers do not participate in the supplemental executive retirement plan.

(4)	The amounts shown in 2022 All Other Compensation consist solely of company match contributions to the 401(k) plan.

(5)

As previously disclosed, in recognition of the Company successfully managing through a very challenging year in 2020 and to ensure continuity and stability of the management team going forward, in February 2021, the Board made retention awards to certain employees that were paid in two installments in 2022, contingent on continued employment with the company on the payment date.

Components of Executive Compensation

Base Salary

Base salaries are intended to (i) be competitive with companies in the peer group, (ii) provide the named executive officers with a fixed and predictable source of income, and (iii) assure that the named executive officers remain committed to PREIT even when conditions do not permit the achievement of performance goals. The Compensation Committee approved increases to certain named executive officers’ base salaries from 2021 to 2022.

Name	2021 Salary	2022 Salary
Joseph C. Coradino	$900,000	$900,000
Mario C. Ventresca, Jr.	$490,000	$530,000
Joseph Aristone	$425,000	$442,000
Andrew M. Ioannou	$425,000	$442,000

Cash Incentive Compensation

Corporate Performance Factors

Each named executive officer was eligible to receive annual cash incentive compensation equal to a specified percentage of the executive’s 2022 base salary. The Compensation Committee established targets for the 2022 annual incentive compensation based on (i) the achievement of certain enumerated operating goals, including increasing

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revenue generation; controlling aggregate expenses, general and administrative expenses, and capital expenditures; and portfolio improvement, (ii) the achievement of asset/land sale goals, and (iii) a discretionary, qualitative assessment of the Company’s performance. The plan contemplates that the Compensation Committee may adjust these metrics if there are events or transactions that make it, in light of the Company’s strategic objectives, appropriate to do so.

2022 Annual Incentive Opportunity Awards

For each of the named executive officers, 80% of the NEO’s 2022 cash incentive opportunity award was tied to the corporate performance of the Company based upon the articulated performance metrics and strategic objectives established by the Compensation Committee. The remaining 20% of the 2022 cash incentive opportunity was tied to discretionary, qualitative factors.

The 2022 annual cash incentive opportunity awards were designed to motivate the named executive officers to achieve the objectives of the 2022 business plan that was prepared by management and approved by the Board of Trustees and is intended to encourage teamwork among the executive team. The opportunity amounts were expressed in the awards as threshold, target and outperformance levels. The potential incentive compensation for 2022 for the named executive officers was equal to the following percentages of their 2022 base salaries.

	Threshold	Target	Outperformance
Joseph F. Coradino	87.5%	175%	350%
Mario C. Ventresca, Jr.	45%	90%	180%
Joseph J. Aristone & Andrew M. Ioannou	30%	60%	120%

Corporate Performance Factors and 2022 Performance

At the beginning of 2022, the Compensation Committee established the following weightings and targets for the performance factors:

Metric	Weighting	Performance Level			Actual	Weighted Contribution to Bonus
		Threshold	Target	Outperformance

Operating Goals (5 specific strategic goals)	50%	5% per goal	10% per goal	20% per goal	See below	68%

1.Revenue Generation	10%	$260.9 million	$274.6 million	$302.1 million	$268.9 million	8%

2.Expense Control	10%	$113.6 million	$108.2 million	$97.4 million	$104.0 million	14%

3.Portfolio Quality	10%	$590 psf	$621 psf	$683 psf	$596 psf	6%

4.G&A Expense Control	10%	$52.1 million	$49.6 million	$44.6 million	$44.1 million	20%

5.Capital Expenditure Management	10%	$32.2 million	$30.7 million	$27.6 million	$18.6 million	20%

Asset/Land Sales	30%	$80 million	$120 million	$140 million	$141.3 million	57%

Discretionary	20%	Qualitative Assessment			Below Target	0%

Composite Weighted Achievement of Performance Metrics						125%

The 2022 Annual Incentive Plan objectives included five operating goals, each weighted equally, and each with its own target performance goal. After a thorough review of 2022 performance, the Compensation Committee determined that two of these goals achieved threshold performance but fell below target performance, one goal achieved target performance but fell below outperformance performance, and two of these goals achieved outperformance performance, equating to a weighted contribution to bonus of 68%.

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  COMPENSATION

The Compensation Committee established an asset/land sales target goal of sales of at least $120 million. Actual asset/land sales were $141.3 million; however, the Compensation Committee exercised negative discretion to reflect that the sale of Whole Foods at Plymouth Meeting Mall, which was executed on December 30, 2022, but did not fully settle until February 3, 2023, came in slightly after year end to arrive at a 57% payout.

Lastly, the Committee determined that the discretionary component should be paid at 0% (below target) to align with shareholders due to the decline in the Company’s share price.

Based upon a review of our operating performance and strategic accomplishments and overall NEO performance, the Compensation Committee determined to award annual cash incentive awards at 125% of target for 2022. The following table summarizes the actual annual incentive plan and other bonus amounts paid to Messrs. Coradino, Ventresca, Aristone and Ioannou, with respect to 2022 performance.

	2022 Salary	Target Bonus as Percent of Salary	Actual Bonus as a Percentage of Target Bonus	Actual Bonus as Percentage of Salary Based on Performance	2022 Annual Incentive Plan Bonus
Joseph F. Coradino	$900,000	175%	125%	219%	$1,968,750
Mario C. Ventresca, Jr.	$530,000	90%	125%	113%	$596,250
Joseph J. Aristone	$442,000	60%	125%	75%	$331,500
Andrew M. Ioannou	$442,000	60%	125%	75%	$331,500

Long-Term Incentive Awards

Our 2022 long-term incentive program (the “2022 LTIP”) awards to our named executive officers consist of equity-based awards delivered fifty percent (50%) in performance-based equity awards in the form of PSUs and fifty percent (50%) in time-based equity awards in the form of RSUs.

Performance Share Units (PSUs)

In 2020, 2021 and 2022, the Compensation Committee made awards in the form of performance contingent restricted share units, or PSUs, under the 2020-2022 PSU Program (for grants made in 2020), the 2021-2023 PSU Program (for grants made in 2021), and the 2022-2024 PSU Program (for grants made in 2022). PREIT formerly referred to performance-based RSUs as RSUs, however, beginning in 2021, PREIT began granting time-based RSUs. For ease of reference and clarity, for purposes of this Proxy Statement, performance based restricted share units are referred to as “PSUs” and time-based restricted share units are referred to as “RSUs.” Under the 2022 LTIP, an account is established for each named executive officer as of the grant date and is credited with a base number of PSUs, which was computed by dividing the stated value of the award by the 20-day average of the closing prices of a share of PREIT through the day preceding the grant date. Amounts equal to the dividends paid on an equivalent number of shares held as of the applicable record date before the end of the three-year measurement period are deemed to be invested in additional PSUs, which additional PSUs are subject to the same performance vesting and payment terms as the original PSUs.

Operating Performance Measures: The preliminary number of common shares to be issued by PREIT with respect to the PSUs under the 2022-2024 PSU Program awarded is based on a multiple determined by achievement of three operating performance measures during the measurement period (beginning January 1, 2022 and ending on the earlier of December 31, 2024 or the date of a change in control of PREIT), consisting of the three-year core mall sales per square foot, three-year average quarterly core mall total occupancy and the three-year corporate debt yield, which are each weighted 33.3%. For all participants, below minimum performance level will have a 0.0 multiplier, the minimum performance level will have a 0.5 multiplier, the target performance level will have a 1.0 multiplier and the maximum performance level will have a 2.0 multiplier.

TSR Modifier: The preliminary number of common shares to be issued by PREIT as determined under the operating performance goals will be adjusted, upwards or downwards, depending on PREIT’s TSR performance over the measurement period relative to the TSR performance of other REITs comprising a leading index of REITs (the “Index REITs”).

•	If PREIT’s TSR performance over the measurement period is equal to or below the 25th percentile of the Index REITs, then 80% of the preliminary number of shares will be earned.

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  COMPENSATION

•

If PREIT’s TSR performance over the measurement period is above the 25th percentile and below the 50th percentile of the Index REITs, then the adjustment to the preliminary number of shares earned will be determined by linear interpolation between 80% at the 25th percentile and 100% at the 50th percentile.

•	If PREIT’s TSR performance over the measurement period is equal to the 50th percentile of the Index REITs, then 100% of the preliminary number of shares will be earned.

•

If PREIT’s TSR performance over the measurement period is above the 50th percentile and below the 75th percentile of the Index REITs, then the adjustment to the preliminary number of shares earned will be determined by linear interpolation between 100% at the 50th percentile and 120% at the 75th percentile.

•

If PREIT’s TSR performance over the measurement period is equal to or above the 75th percentile of the Index REITs, then a number of shares equal to 120% of the preliminary number of shares will be earned.

If the Company fails to achieve the performance operating targets, there will be no payout under the awards, regardless of relative TSR performance.

No PSUs were earned under the 2020-2022 PSU Program. The measurement periods for the 2021-2023 PSU Program and the 2022-2024 PSU Program are still in progress; accordingly, it cannot yet be determined what portion, if any, of the PSUs granted under those programs will be earned. Awards earned under the 2021-2023 PSU Program and the 2022-2024 PSU Program, if any, will be settled in the form of the Company’s common shares or in cash, as determined by the Compensation Committee.

Except if there is a change of control, participants may elect to defer delivery of all or a portion of the shares to be awarded to such participant pursuant to these performance-based programs until separation from service or a specified date chosen by the participant. If a participant elects to defer delivery until separation from service, PREIT must deliver the shares to participants who are “specified employees,” as defined in Section 409A of the Code, upon the earlier of six months after separation from service or death. Participants who elect to defer delivery of their shares will have dividend equivalents credited on their deferred shares which will be reinvested in notional shares (on which dividend equivalents will also be credited and so reinvested). A participant who has elected to defer delivery of his or her shares may elect to receive the shares prior to the scheduled delivery date in the event of an unforeseeable emergency.

Restricted Share Units (RSUs)

The remaining fifty percent (50%) of the total value of the 2022 long term compensation awards was granted in the form of RSUs that vest in three equal installments on or about March 4, 2023, 2024 and 2025, as long as the named executive officer remains an employee on the vesting date. During the period that the RSUs have not vested, the holder will have no rights as a shareholder with respect to the RSUs, however, dividends, if any, on the Company’s common shares are deemed to be paid with respect to RSUs and credited to the RSU accounts and applied to “acquire” more RSUs for the account of the Executive Officer at the 20-day average closing price per common share ending on the dividend payment date. Upon the RSU vesting date, awards, including the additional RSUs “acquired” as dividend equivalent credits during the vesting period, will be settled in the form of the Company’s common shares or cash, as determined by the Compensation Committee.

All unvested RSUs awarded to a participant become fully vested upon a change of control of PREIT. If the Participant’s employment terminates on account of the participant’s death or disability, any otherwise unvested RSUs will become fully vested and the participant (or the participant’s beneficiary(ies), if applicable) will be eligible to receive Shares (or cash, if applicable) in respect of the participant’s RSUs.

Vesting of RSUs that vest based on the passage of time accelerates for Mr. Coradino in the event of a termination of his employment six months before or 12 months after a “change in control,” in the event of a termination by PREIT without “cause,” upon Mr. Coradino’s death or termination due to “disability,” or in a termination of employment by Mr. Coradino for “good reason,” as each of those terms is defined in his employment agreement. The vesting schedules of RSUs is detailed more fully below (see “Compensation—2022 Executive Compensation—Termination or Change of Control Arrangements” beginning on page 31). Unvested RSUs also vest for Mr. Coradino in the event of termination of employment due to death or disability. Vesting of RSUs accelerate for Mr. Ventresca in the event of a termination of his employment by PREIT without “cause,” or a termination of employment by Mr. Ventresca for “good reason,” as each of those terms is defined in his employment agreement.

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  COMPENSATION

Other

In order to ensure continuity and stability and to incentivize and retain employees going forward in May 2022, the Compensation Committee approved and the Board entered into a retention bonus agreement with Mr. Aristone for $147,186 (the “Special Retention Bonus”). This Special Retention Bonus is payable on November 1, 2023, contingent on continued employment with the company on the payment date.

Non-Qualified Retirement Plans

An unfunded, non-qualified retirement plan was previously established for each of Mr. Coradino and Mr. Ventresca. Interest accrued on the credited amounts at 10% compounded annually, in the case of Mr. Ventresca, or 5% compounded annually, in the case of Mr. Coradino. Both Mr. Coradino’s and Mr. Ventresca’s non-qualified retirement plans were terminated in 2021 and, in accordance with IRS rules, the account balances remaining in those plans were paid out during 2022. Interest on the remaining account balances continued to be credited through the time the balances were distributed.

Benefits Generally Available to Employees

The named executive officers are entitled to participate in our 401(k) Plan, which is generally available to all of our employees. We match a portion of the contributions of the named executive officers up to specified limits on the same terms as apply to other employees. The named executive officers are also entitled to participate in various insurance programs generally available to our employees, including medical, dental, vision, disability and life insurance.

Employment Agreements

Joseph F. Coradino

Joseph F. Coradino’s employment agreement with PREIT was amended and restated effective as of May 12, 2021. The initial term of Mr. Coradino’s employment agreement is two years, automatically extending year-to-year thereafter unless either party gives notice at least 120 days in advance of any expiration date that the term will not be renewed. Mr. Coradino is entitled to participate in cash and equity incentive programs of PREIT as determined by the Compensation Committee. The employment agreement does not provide Mr. Coradino with a supplemental retirement plan. The agreement provides for the nomination of Mr. Coradino as a candidate for election to the Board of Trustees so long as his employment under the agreement has not terminated.

In connection with entry into Mr. Coradino’s amended and restated employment agreement, the Compensation Committee awarded Mr. Coradino a long-term incentive award of cash-settled, time-based RSUs that vest in three equal annual installments, subject to continued employment (and to accelerated vesting upon certain termination events, as described below in “Compensation—2022 Executive Compensation—Termination or Change of Control Arrangements” beginning on page 31). Vested RSUs will be settled in cash equal to the fair market value of a common share on the applicable vesting date multiplied by the number of RSUs that vest on that date (less any required withholding).

Mr. Coradino’s RSUs also include an “outperformance multiplier” that would entitle Mr. Coradino to receive the dollar value of an additional number of shares tied to a multiple of the number of RSUs if the Trust’s share price achieves certain outperformance goals, as follows:

	Level of Achievement of Share Price	Performance Multiplier(1)
Outperformance	$ 93.75 or more	1.25x
Above-Target	$ 82.50	1.00x
Target	$ 71.25	0.75x
Threshold	$ 60.00	0.50x
Below Threshold	< $ 60.00	0.00x

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No outperformance payment will be made if the share price is less than $60.00. The performance multiplier for achievement between levels will be determined by linear interpolation. Achievement of the share price goals will be measured based on the average of the closing prices of our shares for the 60 days on which our shares were traded prior to and including the last day of a measurement period ending on December 31, 2023 (or upon the occurrence of certain earlier change in control events). If any amounts are earned at the end of the measurement period, those amounts will be settled in cash based on the fair market value of a share on the last day of the measurement period.

Mario C. Ventresca, Jr.

In connection with his appointment as the Chief Financial Officer of PREIT, Mario C. Ventresca, Jr. entered into an employment agreement with PREIT on March 5, 2020, which is effective as of January 1, 2020. The initial term of the agreement is one year from the effective date, automatically extending year-to-year thereafter unless the Company gives notice to Mr. Ventresca at least 120 days in advance of any expiration date that the term will not be renewed. Mr. Ventresca is entitled to participate in cash and equity incentive programs of PREIT as determined by the Compensation Committee. On July 28, 2021, PREIT and Mr. Ventresca entered into an amendment to the employment agreement. The amendment increased Mr. Ventresca’s base salary and terminated his entitlement to the nonqualified supplemental retirement plan with PREIT, which had obligated PREIT to credit $35,000 per year to a supplemental retirement account.

Joseph J. Aristone

Joseph J. Aristone does not have a separate employment agreement with PREIT, though he generally participates in PREIT’s cash and equity incentive programs as determined by the Compensation Committee. As an officer of PREIT Services, LLC, he participates in the Severance Plan, however, the amounts that Mr. Aristone would receive under that plan have been amended by a separate letter agreement entered into on May 8, 2013, as amended by that certain letter agreement entered into on May 19, 2022. The letter agreement relates specifically to severance benefits upon termination following a change of control and is discussed in “Compensation—2022 Executive Compensation—Termination or Change of Control Arrangements,” beginning on page 31.

Andrew M. Ioannou

Andrew M. Ioannou does not have a separate employment agreement with PREIT, though he generally participates in PREIT’s cash and equity incentive programs as determined by the Compensation Committee. As an officer of PREIT Services, LLC, he participates in the Severance Plan, however, the amounts that Mr. Ioannou would receive under that plan have been amended by a separate letter agreement entered into on May 8, 2013. The letter agreement relates specifically to severance benefits upon termination following a change of control and is discussed in “Compensation—2022 Executive Compensation—Termination or Change of Control Arrangements,” beginning on page 31.

Named Executive Officers Generally

The employment agreements for Joseph F. Coradino and Mario C. Ventresca, Jr. also provide for certain severance and other benefits upon certain terminations of employment, as well as certain non-competition/non-solicitation obligations of the executive. The Severance Plan and related letter agreements for Messrs. Aristone and Ioannou similarly provides for certain severance and other benefits upon termination of employment. See “Compensation—2022 Executive Compensation—Termination or Change of Control Arrangements,” beginning on page  31, for a description of all such benefits and obligations.

Termination or Change of Control Arrangements

Following is a summary of the arrangements that provide for payment to our named executive officers at, following or in connection with any termination, including resignation, severance, retirement or constructive termination, or in connection with a change of control or a change in the named executive officer’s responsibilities.

In connection with any actual termination of employment or change of control transaction, however, we may decide to enter into an agreement or establish an arrangement providing different or additional amounts, or altering the terms of the benefits described below.

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  COMPENSATION

Termination by Us Without Cause, Termination by a Senior Executive for Good Reason or Our Election Not to Renew the Employment Agreement Not Associated with a Change in Control.

If we terminate Joseph F. Coradino’s employment for a reason other than for “cause,” which is generally defined to include fraud in connection with his employment, theft of PREIT funds, acts which are grounds for termination under our Code of Business Conduct and Ethics, indictment for a crime of moral turpitude, breach of confidentiality or non-competition obligations, continued failure to perform duties 30 days after a written demand specifying the nature of the failure, or repeated abuse of alcohol or drugs, or if he terminates his employment with us for “good reason,” which includes PREIT’s material breach of its obligations to him under his employment agreement, a material change in the geographic location at which he provides services, or a material diminution in his authority, duties or responsibilities (in each case, after 30 days written notice and failure to cure); and he is not nominated for election as a trustee, then:

•	He will be entitled to (less applicable withholding taxes):

•	all earned but unpaid amounts under the employment agreement as of the date of his termination;

•	two times the sum of (1) his base salary and (2) his target bonus then in effect, payable in installments over time;

•	a pro rata bonus for the year of termination based on his target bonus then in effect;

•

he, his spouse and dependents will have rights to COBRA continuation coverage under PREIT’s health plans for a period of 18 months, or until Mr. Coradino is eligible for healthcare coverage under another employer’s group health plan, with the Company to pay the applicable premium;

•	the immediate vesting of any outstanding restricted share or RSU awards subject to vesting solely upon the passage of time; and

•

outstanding restricted stock and restricted stock units subject to vesting based upon performance granted prior to 2021 will be treated in accordance with the applicable award agreement (which generally provide for vesting based on actual performance) and outstanding awards subject to vesting based upon performance granted during or after 2021 will remain outstanding and will vest or be forfeited based on actual performance through the applicable performance period.

If we terminate Mario C. Ventresca, Jr.’s employment for a reason other than for “cause,” which is generally defined to include fraud in connection with his employment, theft of PREIT funds, acts which are grounds for termination under our Code of Business Conduct and Ethics, indictment for a crime of moral turpitude, breach of confidentiality or non-competition obligations, continued failure to perform duties 30 days after a written demand specifying the nature of the failure, or repeated abuse of alcohol or drugs, or if he terminates his employment with us for “good reason,” which includes PREIT’s material breach of its obligations to him under his employment agreement, a material change in the geographic location at which he provides services, or a material diminution in his authority, duties or responsibilities (in each case, after 30 days written notice and failure to cure), then:

•	He will be entitled to (less applicable withholding taxes):

•	all earned but unpaid amounts under the employment agreement;

•

a cash lump sum severance payment equal to the sum of (x) his then-current base salary (such amount being discounted to present value) plus (y) an amount calculated by multiplying such then-current base salary by the average percentage of base salary paid as a bonus in the last three calendar years;

•	he and his spouse, if any, and dependents will continue to receive medical benefits for a period of 12 months to the extent PREIT was paying for such benefits prior to such termination; and

•

the vesting of any restricted shares and any performance-based restricted stock units and outperformance units (in accordance with the Company’s applicable Equity Incentive Plans and the Equity Award Programs adopted thereunder).

Joseph J. Aristone and Andrew M. Ioannou are executive officers of the Company. Neither officer had an employment agreement with the Company during 2022, but was covered by the Severance Plan. Under this plan, if either Mr. Aristone or Mr. Ioannou is terminated other than for cause or he resigns for “good reason,” he would receive (A) payment in the amount equal to the greater of (i) 16 weeks of salary or (ii) four weeks of salary plus two weeks of

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  COMPENSATION

salary for each year of service credited to him/her under the plan (capped at 52 weeks), plus (B) a pro-rated bonus amount equal to the average of the last two bonuses that he received prior to his termination date multiplied by the portion of the year worked prior to termination, as set forth plan. The following table summarizes eligibility for continued salary payments and COBRA coverage, subject to eligibility and election, upon termination of such executive officers other than for cause.

Name	Years of Service Credited Under the Plan	Weeks of Pay for Termination Other than For Cause	Weeks of Pay for COBRA Premiums for Medical and Dental Coverage
Joseph J. Aristone	27	52	52
Andrew M. Ioannou	21	46	46

As described in the Severance Plan, “good reason” means resigning because the employee declines to relocate to a new principal office that is more than 50 miles from his or her primary residence and at least 20 miles further from such residence than the employee’s current principal office.

Termination by Us for Cause or Resignation by the Executive Without Good Reason

If we terminate the employment of any named executive officer for cause, or if any named executive officer resigns without Good Reason, then:

•	PREIT will pay to him or her (less applicable withholding taxes) all earned but unpaid wages through the date of termination;

•	each outstanding equity award shall be governed by the terms of the relevant plan and/or award agreement; and

•	the executive and his or her spouse and dependents will have rights under PREIT’s health plans as provided by COBRA at his or her sole expense.

Mr. Coradino becomes retirement eligible if he delivers to the Board one year’s advance written notice of his retirement and remains in continuous service with the Company for one year following delivery of such notice. However, upon this notice, the Board may elect to accelerate the effective date of Mr. Coradino’s retirement to a sooner date, in which case Mr. Coradino must only remain in service through the earlier date selected by the Board. If the Board elects to accelerate the effective date of retirement, the Company will pay to Mr. Coradino:

•	an amount equal to the base salary that would have otherwise been payable through the one year anniversary of his delivery of notice of retirement;

•	payout of any otherwise earned annual bonus for the fiscal year preceding his retirement (if not previously paid); and

•	a pro-rated annual bonus for the fiscal year in which such termination of employment occurs based on actual performance.

Additionally, Mr. Coradino would be entitled to the immediate vesting of any outstanding restricted share or RSU awards subject to vesting solely upon the passage of time for grants made during or after 2021, but the shares issued in respect thereof will be subject to stop-transfer orders until the otherwise applicable vesting date. Outstanding restricted stock and restricted stock units subject to vesting based upon performance granted during or after 2021 will remain outstanding and will vest or be forfeited based on actual performance through the applicable performance period.

For purposes of calculating the retirement eligible bonus amounts due, and for any vesting of equity awards under the employment agreement, the date of Mr. Coradino’s termination will be deemed to occur no earlier than the four month anniversary of notice of retirement and any unused vacation days will be added to such date.

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  COMPENSATION

Death or Disability

Under our employment agreement with Mr. Coradino, if he dies during the term of his employment agreement, or if he is unable to perform his duties for 120 days during any 150-day period (“disability”) and PREIT elects to terminate his employment, then:

•	He will be entitled to (less applicable withholding taxes):

•	all earned but unpaid amounts under the employment agreement;

•

if PREIT achieves its specified performance target(s), the pro rata portion of any amount payable under the annual cash incentive plan with respect to the year of termination that he would have earned had he remained employed with us;

•	with respect to restricted stock and RSUs granted prior to 2021, such awards are treated in accordance with the applicable award agreement;

•	with respect to then outstanding restricted stock and RSUs granted during or after 2021 which are subject to vesting solely based on the passage of time, such awards will immediately vest,

•

with respect to those outstanding awards that are granted during or after 2021, which are subject to vesting based upon performance (however measured), such awards will remain outstanding and will vest or be forfeited, in whole or in part, based on actual performance through the end of the applicable performance period; and

•	he, his spouse and dependents will have rights to COBRA continuation coverage under PREIT’s health plans for a period of 18 months with the Company to pay the applicable premium.

If Mr. Ventresca dies during the term of his employment agreement, or if he is unable to perform his duties for 120 days during any 150-day period (“disability”) and PREIT elects to terminate his employment, then:

•	He will be entitled to (less applicable withholding taxes):

•	all earned but unpaid amounts under the employment agreement;

•

if PREIT achieves its specified performance target(s), the pro rata portion of any amount payable under the annual cash incentive plan with respect to the year of termination that he would have earned had he remained employed with us; and

•

he, his spouse and dependents will continue to receive medical benefits for the 12-month period immediately following his termination of employment to the extent PREIT was paying for such benefits prior to such death or disability.

Messrs. Aristone and Ioannou will not receive benefits under the Severance Plan in event of death, but:

•	all unvested restricted shares that vest solely based on the passage of time and continued employment will vest; and

•	if he had begun to receive severance benefits at the time of death, the remaining amounts due would be paid in a lump sum to his estate.

Time-Based Restricted Shares and RSU Programs

Under the Company’s equity programs that vest solely upon the passage of time, if the employment of any named executive officer is terminated due to death or disability, any otherwise unvested restricted shares or RSUs will vest.

Performance-Based PSU Programs

Under the Company’s performance-based equity programs, if any named executive officer is terminated by PREIT for a reason other than for “cause” or by the executive for “good reason” or because of death or disability, the named executive officer will remain eligible to receive shares under the applicable PSU Program as if the officer’s employment had not terminated. If the named executive officer’s employment is terminated for any other reason, the officer forfeits such PSUs.

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  COMPENSATION

Outperformance Unit Program

In the event of termination of employment due to retirement, by the employee for “good reason,” by the Company without cause, or due to death or disability, vesting of the restricted shares issued in respect of the earned OPUs (defined below) will be accelerated for any shares not yet fully vested.

Change of Control

Under our employment agreement with Mr. Coradino, if there is a change of control of PREIT, and within six months before such Change of Control or 12 months after either (i) Mr. Coradino’s employment is terminated by us without Cause or (ii) Mr. Coradino’s employment is terminated by him with Good Reason then he will be entitled to the same severance benefits described above under “Termination by Us Without Cause, Termination by a Senior Executive for Good Reason or Our Election Not to Renew the Employment Agreement Not Associated with a Change in Control,” except that the multiple of base pay plus target bonus received by him will be increased from two to three.

If the employment of Mr. Ventresca is terminated within six months before or 12 months after a change of control of PREIT without “cause” (including our election not to renew the agreement), or by him for “good reason,” then he will be entitled to the same severance benefits described above under “Termination by Us Without Cause, Termination by a Senior Executive for Good Reason or Our Election Not to Renew the Employment Agreement Not Associated with a Change in Control,” except that the multiple of base pay plus average bonus received by him will be increased from one to two.

If Mr. Aristone or Mr. Ioannou is terminated in connection with a change of control because (i) he is not offered a position with the successor company, (ii) he declines an offered position that is more than 50 miles from his primary residence (and at least 20 miles further from such residence than his/her current principal office), or (iii) he declines a position because the base salary of the position is less than the then-current base salary and/or the position does not include participation in a comparable bonus program, then PREIT will pay him (less applicable withholding taxes) an amount equal to 104 weeks of salary, plus an amount equal to the average of the last two bonuses that he received prior to his termination date, multiplied by two. In 2022, Mr. Aristone received the Special Retention Bonus of $147,186, payable on November 1, 2023, contingent on continued employment with the company on the payment date. If Mr. Aristone is entitled to receive benefits on or after a change in control, such benefits will be reduced by the amount of the Special Retention Bonus previously paid (if any) to Mr. Aristone. In addition, if Mr. Aristone or Mr. Ioannou is eligible for and elects to receive COBRA coverage, the Company will pay his premiums for medical and dental coverage for 52 weeks.

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  COMPENSATION

Outstanding Equity Awards at 2022 Fiscal Year End

The following table shows information concerning outstanding equity awards at December 31, 2022, including both awards subject to market-based performance conditions and time-based awards, made by PREIT to its Chief Executive Officer, Chief Financial Officer and other named executive officers.

			Stock Awards
Name	Grant Date		Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Joseph F. Coradino	2/24/2020	(4)	7,665	8,968
	3/31/2021	(6)			48,375	56,599
	5/12/2021	(7)	35,569	41,616
	5/12/2021	(7)	26,677	31,212
	2/9/2022	(8)	8,344	9,762
	3/4/2022	(9)	110,294	129,044
	3/4/2022	(10)			110,294	129,044
Mario C. Ventresca, Jr.	2/24/2020	(4)	1,909	2,234
	3/31/2021	(5)	9,310	10,893
	3/31/2021	(6)			13,966	16,340
	2/9/2022	(8)	1,249	1,461
	3/4/2022	(9)	34,443	40,298
	3/4/2022	(10)			34,443	40,298
Joseph J. Aristone	2/24/2020	(4)	1,131	1,323
	3/31/2021	(5)	4,614	5,398
	3/31/2021	(6)			6,922	8,099
	2/9/2022	(8)	1,164	1,362
	3/4/2022	(9)	16,414	19,204
	3/4/2022	(10)			16,414	19,204
Andrew M. Ioannou	2/24/2020	(4)	1,131	1,323
	3/31/2021	(5)	4,614	5,398
	3/31/2021	(6)			6,922	8,099
	2/9/2022	(8)	1,079	1,262
	3/4/2022	(9)	16,414	19,204
	3/4/2022	(10)			16,414	19,204

(1)

Represents time-based restricted shares or time-based RSUs granted under PREIT’s Amended and Restated 2018 Equity Incentive Plan (or for Mr. Coradino, RSUs granted pursuant to a Restricted Share Unit and Outperformance Unit Award Agreement).

(2)

Represents the aggregate of the number of performance-based PSUs granted under PREIT’s Amended and Restated 2018 Equity Incentive Plan, including any PSUs “acquired” as a result of the application of dividends deemed credited to the account of the named executive officer.

(3)	The market value of shares is based upon the closing market price per share of PREIT’s common shares as of December 30, 2022 of $1.17.

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(4)

Represents restricted shares that vest in three equal annual installments beginning on or about February 15th of the year after the date of grant, subject generally to continued employment. These shares vested in full on February 15, 2023.

(5)

Represents time-based RSUs that vest in three equal annual installments beginning on March 31, 2022, subject generally to continued employment. The remaining RSUs are scheduled to vest on or about March 31, 2023 and March 31, 2024. On March 31, 2023, the vested installments of these RSUs were settled for cash.

(6)

Represents the number of performance-based PSUs that will be earned and delivered as shares under the 2021 PSU plan, assuming achievement of the operating performance goals at target and no adjustment upward or downward based on PREIT relative TSR. These awards are scheduled to vest on December 31, 2023, subject to achievement of the performance measures as determined by the Compensation Committee.

(7)

Represents cash-settled, time-based RSUs awarded to Mr. Coradino pursuant to a Restricted Share Unit and Outperformance Unit Award Agreement (“Coradino Award Agreement”) in connection with execution of his amended and restated employment agreement in 2021. The remaining 35,569 RSUs vest in two equal installments on March 31, 2023 and March 31, 2024, subject generally to continued employment (and to accelerated vesting under his amended and restated employment agreement upon certain termination events).

The cash-settled, time-based RSUs granted to Mr. Coradino in 2021 pursuant to the Coradino Award Agreement also include an “outperformance multiplier” that would entitle Mr. Coradino to receive the dollar value of an additional number of common shares (“Outperformance Units”) tied to a multiple of the number of RSUs if the Company’s share price achieves certain outperformance goals. The share price will be measured based on the closing prices of a common share for the 60 days on which common shares were traded prior to and including the last day of a measurement period ending on December 31, 2023. No Outperformance Units will be earned if the share price is less than $60.00 (after taking into account the reverse share split). If any amounts are earned in respect of the Outperformance Units at the end of the measurement period, they will be settled in cash based on the fair market value of a common share on the last day of the measurement period. Based on performance during 2022, these cash-settled Outperformance Units would result in a zero payout. In accordance with SEC rules, these cash-settled Outperformance Units are reflected in the above table assuming payout at threshold.

(8)

For the long-term equity incentive program approved for the 2019-2021 period, as part of the restricted share awards (and not as separate awards), outperformance units (“OPUs”) were granted with the restricted shares. For the OPUs, achievement of the metrics was measured over a three-year period ending on December 31, 2021. As a result of the achievement of the operating performance levels over the three-year period, as determined by the Compensation Committee in February 2022, the named executive officers were issued shares on February 9, 2022. 75% of these shares have already vested, with the remaining 25% of these shares reflected in the table above scheduled to vest on December 31, 2023.

(9)

Represents time-based RSUs that vest in three equal annual installments on or about March 4, 2023, March 4, 2024 and March 4, 2025, subject generally to continued employment. On March 6, 2023, the vested installments of these RSUs were settled for cash.

(10)

Represents the number of performance-based PSUs that will be earned and delivered as shares under the 2022 PSU plan, assuming achievement of the operating performance goals at target and no adjustment upward or downward based on PREIT relative TSR. These awards are scheduled to vest on December 31, 2024, subject to achievement of the performance measures as determined by the Compensation Committee.

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  COMPENSATION

Equity Compensation Plans

The following table summarizes PREIT’s equity compensation plans as of December 31, 2022:

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of shares remaining available for future issuance under equity compensation plans(1)(3)
Equity compensation plans approved by shareholders	333	(2)	$306.00	(4)	164,373
Equity compensation plans not approved by shareholders(5)	0		0		0
Total	333	(2)	$306.00		164,373

(1)	Does not include shares reflected in the column entitled “Number of shares to be issued upon exercise of outstanding options, warrants and rights.”

(2)

Does not include 309,804 PSUs (reflected at target) awarded under PREIT’s 2018 Equity Incentive Plan, as amended, that were outstanding and unvested at December 31, 2022. The actual number of shares issued in connection with earned PSUs will be determined based on achievement of performance-based measures and, accordingly, these could pay out at a number of shares from 0% to 240% of this represented target for the PSUs. Does not include 345,306 time-based RSUs that may be settled in shares or cash as determined by the Compensation Committee as the Company currently expects these awards will be settled in cash.

(3)

Includes 149,835 shares available for awards under PREIT’s 2018 Equity Incentive Plan as of December 31, 2022, including shares that might become issuable pursuant to the Company’s PSU programs or time-based RSUs and 14,538 shares available for issuance under PREIT’s Employee Share Purchase Plan. This number has not been reduced by 309,804 PSUs (reflected at target) awarded under PREIT’s 2018 Equity Incentive Plan that were outstanding and unvested at December 31, 2022, or by 345,306 time based RSUs that may be settled in shares or cash as determined by the Compensation Committee as the Company currently expects these awards will be settled in cash.

(4)	Reflects the exercise price of outstanding stock options. Other outstanding awards have no exercise price.

(5)	Does not include outstanding cash-settled, time-based RSUs or associated Outperformance Units granted to Mr. Coradino pursuant to the Coradino Award Agreement as those may only be settled in cash.

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Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information on the relationship between Compensation Actually Paid (“CAP”) and PREIT’s performance for our NEOs, including our principal executive officer. CAP is defined by the SEC and is not used by the Compensation Committee in its pay-for-performance assessments. See the section entitled “2022 Executive Compensation” for more information about PREIT’s compensation practices and programs. The following table sets forth additional compensation information of our CEO and our other NEOs (averaged) along with total shareholder return, and net income performance results for our fiscal years ending in 2021 and 2022:

	Summary Compensation Table Total for CEO(1)(2) ($)	Compensation Actually Paid to CEO(1)(2) ($)	Average Summary Compensation Table for Other NEOs(1)(2) ($)	Average Compensation Actually Paid to Other NEOs(1)(2) ($)	Value of Initial Fixed $100 Investment Based on: Total Shareholder Return(3) ($)	Net Income / (Net Loss) ($ in thousands)
2022	5,858,889	1,249,302	1,792,799	1,081,016	7.80	(150,566)
2021	6,321,533	6,287,991	1,401,397	1,192,747	102.00	(135,867)

(1)

For 2022, the CEO was Joseph F. Coradino and the Other NEOs were Mario C. Ventresca, Jr., CFO; Joseph. J. Aristone, Executive Vice President, Leasing; Andrew M. Ioannou, Executive Vice President, Finance and Acquisitions.

For 2021, the CEO was Joseph F. Coradino and the Other NEOs were Mario C. Ventresca, Jr., CFO; Joseph. J. Aristone, Executive Vice President, Leasing; Andrew M. Ioannou, Executive Vice President, Finance and Acquisitions; Lisa M. Most, Executive Vice President, General Counsel, Chief Compliance Officer and Secretary; and Heather Crowell, Executive Vice President, Strategy and Communications.

(2)	A reconciliation of Total Compensation from the Summary Compensation Table to Compensation Actually Paid to our CEO and our Other NEOs (as an average) is shown below:

	2022		2021
Adjustments	CEO ($)	Average of Other NEOs ($)	CEO ($)	Average of Other NEOs ($)
Total Compensation from SCT	5,858,889	1,792,799	6,321,533	1,401,397
(Subtraction): SCT amounts (a)	(2,977,939)	(419,750)	(2,565,840)	(488,779)
Addition: Fair value at year-end of awards granted during the covered fiscal year that are outstanding and unvested at year-end (b)	239,338	48,659	2,399,569	258,735
Addition (Subtraction): Year-over-year change in fair value of awards granted in any prior fiscal year that are outstanding and unvested at year end (b)	(1,346,628)	(248,107)	(22,680)	(3,618)
Addition: Vesting date fair value of awards granted and vesting during such year (b)	0	0	0	0
Addition (Subtraction): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during such year (b)	(287,949)	(49,687)	243,977	36,316
(Subtraction): Fair value at end of prior year of awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during such year (b)	(236,409)	(42,898)	(88,568)	(11,304)
Addition: Dividends or other earnings paid on stock or option awards in the covered year prior to vesting if not otherwise included in the total compensation for the covered year	0	0	0	0
Compensation Actually Paid (as calculated)	1,249,302	1,081,016	6,287,991	1,192,747

    2023 Proxy Statement    39

  COMPENSATION

(a) Represents amounts reported in the Grant Date Fair Value of Stock Awards column of the Summary Compensation Table.

(b) In calculating CAP, PREIT calculated the fair value or change in fair value, as applicable, of outstanding, vested and forfeited equity awards in accordance with SEC rules for CAP and computed in a manner consistent with the methodology for financial reporting purposes consistent with U.S. generally accepted accounting principles. For time-based restricted shares or RSUs, the values are based on the average high and low trading price on the applicable year-end date or, in the case of vesting dates, the average high and low trading price on actual vesting date. For performance-based PSUs, CAP values are calculated by a Monte Carlo simulation model as of the applicable year-end dates. For more information about PREIT’s share-based awards accounting, see Note 8, “Share Based Compensation,” to PREIT’s consolidated financial statements included in PREIT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(3)

Total shareholder return as calculated based on a fixed investment of one hundred dollars measured from the market close on December 31, 2020 (the last trading day of 2020) through and including the end of the fiscal year for each year reported in the table.

Relationship between Pay and Performance

The charts shown below present a graphical comparison of Compensation Actually Paid to our CEO and the average Compensation Actually Paid to our Other NEOs set forth in the Pay Versus Performance Table above, as compared against the following performance measures: our (1) total shareholder return (TSR) and (2) net income.

Compensation Actually Paid versus TSR

(1)	Total shareholder return in the above chart reflects the cumulative return of $100 as if invested on December 31, 2020, including reinvestment of any dividends.

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  COMPENSATION

Compensation Actually Paid versus Net Loss

    2023 Proxy Statement    41

FREQUENCY OF VOTE ON COMPENSATION

PROPOSAL TO BE VOTED ON BY COMMON SHAREHOLDERS—PROPOSAL THREE—Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation

Pursuant to Section 14A of the Exchange Act, every six years our shareholders have the opportunity to vote, on an advisory, non-binding basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our NEOs. Proposal Two above provides shareholders with the opportunity to cast a non-binding advisory vote on the compensation paid to our NEOs. Proposal Three provides our shareholders with the opportunity to cast a non-binding advisory vote on how frequently we should seek such an advisory vote on executive compensation. Shareholders are asked to indicate whether the advisory vote on executive compensation paid to our NEOs should occur every one, two or three years. Although the results of the vote are non-binding and advisory in nature, the Board intends to consider thoughtfully the results of this vote. The Board of Trustees believes, at this time, that the most appropriate of these alternatives is to conduct an advisory vote on executive compensation every year. An annual vote will enable shareholders to provide their views each year on the compensation of the named executive officers as disclosed in the Proxy Statement for that year.

The proxy card for the 2023 Annual Meeting of Shareholders allows a shareholder to select one of four options concerning Proposal Three – “1 Year”, “2 Years”, “3 Years”, or “Abstain”.

Board Recommendation

Our Board of Trustees recommends that shareholders vote FOR the “1 Year” non-binding advisory vote option on how frequently we should seek such an advisory vote on executive compensation.

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AUDIT

PROPOSAL TO BE VOTED ON BY COMMON SHAREHOLDERS—PROPOSAL FOUR—Ratification of Selection of Independent Auditor

The Audit Committee of the Board of Trustees has selected BDO USA LLP (“BDO”) as PREIT’s independent auditor to perform the audit of our financial statements for 2023. BDO is a registered independent public accounting firm. A representative of BDO is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will be given an opportunity to make a statement, if the representative so desires.

Although shareholder ratification of our selection of BDO as our independent auditor is not required by our by-laws or otherwise, the Board of Trustees is submitting the selection of BDO to our shareholders for ratification as a matter of good corporate practice. Despite ratification, the Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of PREIT. If BDO is not ratified, the Audit Committee, in its discretion, may select as our independent auditor any registered public accounting firm that it determines would be in the best interest of PREIT.

Change in Independent Registered Public Accounting Firm

KPMG LLP (“KPMG”) previously served as PREIT’s independent registered public accounting firm through the fiscal year 2021. On March 14, 2022 KPMG was notified that it would be dismissed from that role. The dismissal of KPMG became effective immediately upon the filing of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2021, which occurred on March 15, 2022. Representatives of KPMG are not expected to be present at the annual meeting, and as such, will not be available to respond to any questions.

The audit reports of KPMG on the consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2021 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s report on the consolidated financial statements of the Company as of and for the year ended December 31, 2021 contained a separate paragraph stating that the Company has identified an issue that raises substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

During the fiscal year ended December 31, 2021 and the subsequent interim period through March 14, 2022, there were no (1) disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreement, or (2) “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for:

•

The material weaknesses in the Company’s internal control over financial reporting as disclosed in the Company’s annual report on Form 10-K for the year ended December 31, 2021 related to (i) identifying and assessing risks of misstatement to ensure management review controls are designed, implemented, and operating at a level to effectively respond to those risks, (ii) monitoring the consistent operation of internal control over financial reporting and remediation of known control deficiencies, and (iii) evaluating the reliability of information used in management review controls.

The Company’s management and Audit Committee discussed the material weaknesses in the internal control over financial reporting with KPMG. The Company has authorized KPMG to respond fully to the inquiries of the successor accountant concerning the material weaknesses.

As required, PREIT provided KPMG with a copy of the above disclosures and requested that KPMG furnish a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of KPMG’s letter, dated March 18, 2022, is filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 18, 2022.

The Audit Committee of the Board of Trustees engaged in a competitive request for proposals process to determine PREIT’s independent registered public accounting firm for PREIT’s fiscal year ending December 31, 2022. On March 14, 2022, the Audit Committee approved the engagement of BDO as PREIT’s independent registered public accounting firm for PREIT’s fiscal year ending December 31, 2022, and notified KPMG that it would be dismissed from that role.

    2023 Proxy Statement    43

  AUDIT

During the fiscal year ended December 31, 2021 and the subsequent interim period through March 14, 2022, neither the Company nor anyone on its behalf has consulted with BDO regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; (ii) any matter that was the subject of a disagreement (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304); or (iii) any reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Board Recommendation

The Audit Committee of our Board of Trustees recommends that shareholders vote FOR the ratification of PREIT’s selection of BDO as PREIT’s independent auditor to perform the audit of financial statements for 2023.

Audit Committee Report

PREIT’s Audit Committee is governed by an amended and restated charter that was originally approved and adopted by PREIT on April 14, 2004. The Board of Trustees has determined that all of the members of the Audit Committee are financially literate and independent under PREIT’s own independence guidelines, the OTC’s definition of independence, and the NYSE independence requirements. Each member of the Audit Committee also meets the SEC’s additional independence requirements for audit committee members. In addition, the Board of Trustees has determined that John J. Roberts and George J. Alburger, Jr. are both “audit committee financial experts,” as defined by SEC rules.

PREIT’s management has primary responsibility for PREIT’s financial statements. BDO, PREIT’s independent auditor for 2022, is responsible for expressing an opinion on the conformity of PREIT’s audited financial statements with generally accepted accounting principles. Before PREIT’s Annual Report on Form 10-K for the year ended December 31, 2022 was filed with the SEC, the Audit Committee reviewed and discussed with management and BDO the audited financial statements of PREIT for the year ended December 31, 2022, which included the consolidated balance sheets of PREIT as of December 31, 2022 and 2021, the related consolidated statements of operations, comprehensive loss, equity and cash flows for each of the two years in the two-year period ended December 31, 2022, and the notes thereto. In connection with this review, the Audit Committee, among other things, made inquiries of PREIT’s internal auditor and BDO with respect to the reliability and integrity of PREIT’s accounting policies and financial reporting practices, and reviewed with BDO its views on the quality of PREIT’s implementation of accounting principles, disclosure practices and use of accounting estimates in preparing the financial statements.

The Audit Committee discussed with BDO the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, which includes, among other items, matters related to the conduct of the audit of PREIT’s financial statements. The Audit Committee received the written disclosures and the letter from BDO required by applicable requirements of the PCAOB regarding BDO’s communications with the Audit Committee concerning independence and has discussed with BDO its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Trustees that PREIT’s audited financial statements be included in PREIT’s Annual Report on Form 10-K for the year ended December 31, 2022.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF TRUSTEES George J. Alburger, Jr., Chair John J. Roberts Mark E. Pasquerilla JoAnne A. Epps Kenneth B. Hart

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  AUDIT

Pre-Approval Policies and Procedures

In accordance with the SEC’s auditor independence rules, the Audit Committee pre-approves all audit and permissible non-audit services to be provided to us by our independent auditor. The Audit Committee has delegated pre-approval authority between meetings of the Audit Committee to the Chair of the Audit Committee. The fees listed in the table below were properly pre-approved. The Audit Committee or its Chair considered the nature of the non-audit services provided and determined that those services were compatible with the provision of independent audit services by our independent auditor at the relevant time.

Additional Information Regarding Our Independent Auditors

In addition to engaging BDO to audit PREIT’s consolidated financial statements, PREIT may retain BDO to provide other auditing and advisory services. PREIT understands the need for BDO to maintain objectivity and independence in its audit of PREIT’s financial statements.

The following table presents the aggregate fees billed for professional services by BDO in 2022 and 2021 for these various services. In accordance with the guidance from the SEC’s office of the chief accountant, we do not include fee disclosure for KPMG.

BDO

Type of Fees	2022($)	2021($)
Audit Fees	841,791	—
Audit-Related Fees	0	—
Tax Fees	0	—
All Other Fees	0	—

Total	841,791	—

In the table above, in accordance with the SEC’s definitions and rules, “audit fees” are fees PREIT paid to its independent public accounting firm for professional services for the audit of PREIT’s consolidated financial statements included in PREIT’s Form 10-K, review of financial statements included in PREIT’s Forms 10-Q, including transaction reviews, and for services that are normally provided by the accountant in connection with the review of other filings and consents and comfort letters; and “tax fees” are fees for tax compliance, tax preparation and other tax consultation related to transactions consummated by PREIT during 2022 and 2021.

    2023 Proxy Statement    45

OUTSTANDING PREFERRED SHARES PROPOSAL

PROPOSAL TO BE VOTED ON BY ONLY PREFERRED SHAREHOLDERS—Outstanding Preferred Shares Trustees Election

General

Pursuant to the terms of the Designating Amendments, holders of Outstanding Preferred Shares are entitled to receive, when, as and if authorized by the Board of Trustees and declared by PREIT, out of the funds of the Company legally available therefor, cash dividends payable in equal quarterly installments. The terms of the Designating Amendments further provide that, if and whenever six quarterly dividends are in arrears, the number of members of the Company’s Board of Trustees will be increased by two and the holders of Outstanding Preferred Shares, voting separately as a class, will have the right to vote and elect these two additional trustees. PREIT is restricted under the terms of its credit facilities from paying dividends on its Outstanding Preferred Shares. Accordingly, for six consecutive quarters, the sixth quarter being the fourth quarter of 2021, the Board of Trustees has not declared quarterly cash dividends on PREIT’s Outstanding Preferred Shares for which the Outstanding Preferred Shares are entitled and owed. Thus, in accordance with the Designating Amendments, the holders of the Outstanding Preferred Shares, voting together as a separate, single class, have the right to elect two trustees to the Board of Trustees at an annual meeting of shareholders or a properly called special meeting of the holders of the Outstanding Preferred Shares. This right will continue at every annual meeting of shareholders until PREIT has paid all accrued and unpaid dividends on the Outstanding Preferred Shares in full and the dividends for the then current dividend period have been paid in full or declared and set apart for payment in full, at which time the right is terminated.

Preferred Nominees for the Office of Trustee

In 2022, Christopher Swann was nominated by Cygnus Property Fund V, LLC (“Cygnus V”), and certain of its affiliates, and Kenneth B. Hart nominated himself to serve as trustees elected by the holders of Outstanding Preferred Shares. At the reconvened 2022 annual meeting, Mr. Swann and Mr. Hart were elected to serve as trustees until the 2023 annual meeting of shareholders. The Company has not received any other nominations for trustee from the holders of the Outstanding Preferred Shares. Both Mr. Swann and Mr. Hart have consented to be named in this proxy statement, and if elected, to serve on the Board of Trustees. If re-elected, both would continue to serve until the earlier of (a) the 2024 annual meeting of shareholders and their successors are duly elected and qualified, or (b) such time as all accrued and unpaid dividends on the Outstanding Preferred Shares have been paid in full and the dividends for the then current dividend period have been paid in full or declared and set apart for payment in full. More information on each nominee is provided below.

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  PREFERRED TRUSTEES

Christopher Swann Age: 52 Trustee since: 2022 Number of Public Company Boards (including PREIT): 1

Background

Christopher Swann, 52, has served as President and Chief Executive Officer of Cygnus Capital, Inc. (“Cygnus”), a real estate and alternative asset investment management company, since 2013. Previously, Mr. Swann served at SAC Capital Advisors LLC, an investment management company, where he served as a Portfolio Manager, from 2008 to 2013. Prior to that, Mr. Swann served in a number of roles at GMT Capital Corporation, an investment management company, including serving as a senior analyst and then as a portfolio manager overseeing investments in technology companies as well as building out the firm’s investments in Asia, including establishing its Hong Kong office. Prior to that, Mr. Swann co-founded two software companies and also worked as an Associate at McKinsey & Co. in the Business Technology practices in Atlanta, GA and Germany. Earlier in his career, Mr. Swann served in senior marketing and sales positions in Germany and Russia for Millicom International Cellular SA (NASDAQ:TIGO), an international telecommunications and media company, and for a division of Merck & Co., Inc. (NYSE:MRK), a multinational pharmaceutical company. Mr. Swann received a Bachelor of Arts Degree in Political Science and Public Policy from Duke University and he received a dual Masters in Business Administration and Masters of Arts in International Studies degree from The Wharton School of Business at the University of Pennsylvania.

Qualifications and Experience Relevant To Us

Mr. Swann’s has a strong background in operations, company formation, restructuring of distressed commercial real estate and real estate backed debt, and capital markets, as well as a shareholder mindset as the beneficial owner of a significant amount of the Outstanding Preferred.

Kenneth B. Hart Age: 70 Trustee since: 2022 Committees: • Audit Number of Public Company Boards (including PREIT): 1

Background

Kenneth B. Hart, 70, has been the sole proprietor and Principal of Hart Capital Management, a value-oriented investor focused mainly on real estate related entities, since 1990. At Hart Capital Management, his focus was initially focused on publicly traded junk bonds, and has transitioned into purchasing limited partnership interests in sponsored real estate partnerships in the secondary market and making investments in publicly traded REITs. As sole proprietor, this has included serving as director and executive officer. Mr. Hart received a Bachelor of Science Degree in Electrical Engineering and Computer Science, as well as a Masters in Business Administration from the University of California, Berkeley.

Qualifications and Experience Relevant To Us

Mr. Hart has been a real estate investor for over 30 years, which has included development financing, investments in distressed properties, negotiating with borrowers, buying real estate limited partnership interests and investing in publicly traded REITs. Mr. Hart also has experience with financing below-investment grade companies and financial analysis of listed corporations.

Mr. Swann is President and Chief Executive Officer of Cygnus, which is the managing member of Cygnus Capital Real Estate Advisors II, LLC, which is the general partner and investment advisor of Cygnus Property Fund V, LLC, the holder of Outstanding Preferred Shares that has nominated Mr. Swann to be a trustee of the Board. Kenneth B. Hart is the nominating shareholder and has nominated himself to serve as trustee. Vaughn D. Hart, Kenneth B. Hart’s brother, has agreed to vote his shares for Kenneth B. Hart.

    2023 Proxy Statement    47

  PREFERRED TRUSTEES

If re-elected, Mr. Swann and Mr. Hart would each continue to serve as a trustee until the earlier of (a) the 2024 annual meeting of shareholders and their successors are duly elected and qualified, or (b) such time as all accrued and unpaid dividends on the Outstanding Preferred Shares have been paid in full and the dividends for the then current dividend period have been paid in full or declared and set apart for payment in full.

Required Vote

Each holder of Outstanding Preferred Shares will be entitled to one vote per share. The voting standards described in the “Governance—Majority Voting Standard for Trustee Elections and Board Procedures” section on page 12 will apply to the election of trustees nominated and elected by the holders of Outstanding Preferred Shares, voting as a single class. The two nominees nominated by holders of the Outstanding Preferred Shares receiving the highest number of votes cast at the Annual Meeting will be elected trustees, subject to the majority voting provisions of our corporate governance guidelines described above.

Recommendation

The Board of Trustees recommends that holders of Outstanding Preferred Shares vote FOR the election of each of Christopher Swann and Kenneth B. Hart.

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OTHER MATTERS

Other Matters

PREIT’s management knows of no matters other than those stated above to come before the meeting. However, if any other matters properly come before the meeting, the proxy being solicited in connection with this Proxy Statement confers discretionary authority with respect to those matters.

Principal Security Holders

The following table shows information concerning beneficial ownership of PREIT’s common shares and Outstanding Preferred Shares by the only persons known by PREIT to be the beneficial owners of more than 5% of PREIT’s common shares of beneficial interest or more than 5% of PREIT’s Outstanding Preferred Shares, primarily based on PREIT’s review of publicly available filings made with the SEC by such persons:

	Common Shares		Preferred Shares
Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned	Percent of Class of Common Shares	Number of Series B Preferred Shares	Percent of Class of Series B Preferred Shares	Number of Series C Preferred Shares	Percent of Class of Series C Preferred Shares	Number of Series D Preferred Shares	Percent of Class of Series D Preferred Shares	Number of Total Preferred Outstanding Shares Beneficially Owned	Percent of Class of Total Preferred Outstanding Shares
Zhengxu He(1) Inst. Of Math, AMSS, CAS, ZHONGGUANCUN Haidian District, Beijing 100080, PRC	448,099	8.4%	0	*	0	*	0	*	0	*
John R. Saunders(2) 4040 MacArthur Blvd. Suite 300 Newport Beach, CA 92660	488,072	9.1%	147,400	4.3%	415,200	6.0%	258,660	5.2%	821,260	5.4%
Christopher Swann(3) 3060 Peachtree Road NW, Suite 1080, Atlanta, Georgia 30305	109,343	2.0%	296,749	8.6%	399,097	5.8%	473,933	9.5%	1,279,122	8.3%

(1)	Based on a Schedule 13G/A filed with the SEC on February 7, 2020. As of December 31, 2019, Zhengxu He had shared voting power and shared dispositive power over the 6,721,485 shares reported.

(2)

Based on a Schedule 13D/A filed with the SEC on March 21, 2023. As of March 21, 2023, John R. Saunders had shared voting power and shared dispositive power over all shares reported. The shares are held in various entities and trusts with which Mr. Saunders is affiliated, comprising 17422 Derian L.P., 2771 Garey L.P., GS Building, L.P., G.S. Building, LLC, JS Office LLC, Saunders Property, LLC, S.F. Property, L.P., JS Commercial, LLC, The Saunders Family Trust dated 11/07/08, SF Investments, L.P., and John R. Saunders Trust dated 7/14/87.

(3)

Based on a Form 4 filed with the SEC on September 19, 2022. As of September 19, 2022, Christopher Swann had sole voting power and sole dispositive power over 4,000 shares of Series D Preferred Shares. The remaining shares reported are held in various entities with which Mr. Swann is affiliated, including Cygnus Opportunity Fund, LLC (“Cygnus Opportunity”), Cygnus Property Fund IV, LLC (“Cygnus IV”), Cygnus V, and Cygnus Property Fund VI, LLC (“Cygnus VI”), which by virtue of serving as the President and CEO of Cygnus, the managing member of each of (i) Cygnus Capital Advisers, LLC, which serves as the investment adviser of Cygnus Opportunity, (ii) Cygnus General Partners, LLC, which serves as the managing member of Cygnus Opportunity, and (iii) Cygnus Capital Real Estate Advisors II, LLC, which serves as the general partner and investment advisor of each of Cygnus IV, Cygnus V, and Cygnus VI (together, the “Cygnus Group”), Christopher Swann has shared voting power and shared dispositive power over all listed common shares and Outstanding Preferred Shares reported. Mr. Swann may be deemed to be a member of a “group” with the other members of the Cygnus Group for the purposes of Section 13(d)(3) of the Exchange Act and the group may be deemed to beneficially own the listed common shares

    2023 Proxy Statement    49

  OTHER MATTERS

and Outstanding Preferred Shares. Each member of the Cygnus Group, including Mr. Swann, disclaims beneficial ownership of the common shares or Outstanding Preferred Shares that he or it does not directly own. Mr. Swann and the listed entities are party to that certain Joint Filing Agreement, entered into on March 28, 2022.

Related Party Transactions Policy

The PREIT related party transactions policy was amended in 2021. The policy requires that related party transactions be reviewed and approved (or ratified), and under certain circumstances are subject to ongoing oversight, by a special committee comprised of independent trustees. The Special Committee currently consists of Charles Pizzi, Chair, Michael J. DeMarco, and JoAnne A. Epps. Any member of the Special Committee with an interest in a related party transaction will not vote on the approval or ratification of that transaction, but may participate, to the extent requested by the Chair of the Special Committee, in the Special Committee’s consideration of that transaction.

Related parties that are covered by the policy include any executive officer, trustee, nominee for trustee or 5% shareholder of PREIT, any immediate family member of those persons, any entity that is owned or controlled by any of the foregoing persons or any entity in which such a person is an executive officer or has a substantial ownership interest. “Related party transaction” means any transaction or series of similar transactions and any material amendment or modification to such a transaction:

•	involving an amount of at least $120,000 in which PREIT is a participant and in which a related party will have a direct or indirect material interest; and

•	that occurred subsequent to the adoption of the policy and has not previously been approved or ratified pursuant to the policy.

The related party transactions policy expressly excepts certain ordinary course transactions from the review, approval and ratification requirements of the policy.

The related party transactions policy requires executive officers, trustees or nominees for trustee of PREIT to notify PREIT’s General Counsel as soon as reasonably practicable of any potential related party transaction. PREIT’s General Counsel then determines whether the transaction requires compliance with the related party transactions policy. If the transaction is a related party transaction, full details of the transaction are submitted to the Special Committee. The Special Committee will then conduct a reasonable review in order to determine whether to approve (or ratify) and, to the extent applicable, provide ongoing oversight for the transaction. The Special Committee considers, among other things:

•	the terms of the transaction and whether the terms are fair to PREIT and are on the same basis as if the transaction did not involve a related party;

•	the reasons for PREIT to enter into the transaction;

•	whether the transaction would impair the independence of a non-employee trustee;

•	whether the transaction presents an improper conflict for any trustee or executive officer of PREIT; and

•	the materiality of the transaction.

If management becomes aware of an existing related party transaction that has not previously been approved by the Special Committee, management will provide full details of the transaction, as well as when management became aware of the transaction, to the Special Committee as soon as practicable. The Special Committee will then determine whether to ratify the transaction.

The Special Committee will not approve (or ratify) a related party transaction unless the Special Committee has determined in good faith that the transaction is in, or is not inconsistent with, the best interests of PREIT and its shareholders. Additionally, for transactions that are expected to continue for a period of time, ongoing oversight will be instituted by the Special Committee on at least an annual or more frequent basis, with the Special Committee reviewing whether the transaction continues to meet the standards for approval or ratification.

Delinquent Section 16(a) Reports

Christopher Swann, a trustee, filed two delinquent Forms 4 during 2022. Mr. Swann acquired RSUs on August 3, 2022 that were not reported on a Form 4 until August 12, 2022. Mr. Swann also acquired and disposed of shares beginning on September 14, 2022 through September 16, 2022 that were not reported on a Form 4 until September 19, 2022, resulting in the untimely reporting of nine transactions.

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  OTHER MATTERS

Incorporation by Reference

The information contained in this Proxy Statement under the heading “Audit Committee Report” is not “soliciting material,” nor is it “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that PREIT specifically incorporates such information by reference in a filing.

Shareholders’ Proposals

Under SEC rules, certain shareholder proposals may be included in PREIT’s proxy statement. Any shareholder desiring to have such a proposal included in PREIT’s proxy statement for the annual meeting to be held in 2024 must deliver a proposal in full compliance with Rule 14a-8 under the Exchange Act to PREIT’s executive offices at One Commerce Square, 2005 Market Street, Suite 1000, Philadelphia, Pennsylvania 19103, by December 20, 2023.

Where a shareholder submits a proposal outside of the process described in Rule 14a-8 of the Exchange Act, the shareholder must comply with the procedures set forth in our trust agreement. The written proposal must be received by our Secretary on or before March 3, 2024 but no earlier than February 2, 2024 (unless our annual meeting is not within 30 days of the anniversary of the prior annual meeting, and then not later than the tenth business day following the date on which notice of the meeting was mailed or disclosed to the public, whichever occurs first). The notice to our Secretary must contain or be accompanied by the information required by Section 11.J of our trust agreement and must include, among other things: (i) the name and address of the shareholder intending to bring the business before the meeting; (ii) a representation as to the class, series and number of shares that such shareholder owns of record or beneficially and the respective date or dates on which such shareholder acquired such ownership; (iii) a description of all proxies, agreements, arrangements or understandings between the proposing shareholder and any other person or entity (naming each such person or entity) pursuant to which such shareholder has any right to vote any shares; (iv) the general nature of the business which such shareholder seeks to bring before the meeting and the text of the resolution or resolutions which the shareholder proposes that the shareholders adopt; (v) any material interest in such business by such shareholder, including any anticipated benefit; and (vi) with respect to such shareholder or affiliate of such shareholder, whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, without limitation, any put, short position, hedged position, borrowing or lending of shares, synthetic or temporary ownership technique, swap, securities loan, option, warrant, convertible security, stock appreciation right, or any other right or security with a value derived, in part or in whole, from the value of any class or series of shares, directly or indirectly owned by such shareholder or affiliate of such shareholder) has been made, the effect or intent of which is to (A) mitigate loss to, or manage the risk or benefit of share price changes for, or to increase or decrease the voting power of, such shareholder or any affiliate of such shareholder with respect to any shares, or (B) provide the shareholder or affiliate of such shareholder with an opportunity to receive directly or indirectly any gain from an increase or decrease in the value of the shares. In addition, the notice must be signed by a shareholder or shareholders entitled to vote at the meeting and holding, individually or collectively, at least two percent of the shares outstanding on the date of such notice. A copy of the full text of the relevant section of the trust agreement, which includes the complete list of the information that must be submitted to us before a shareholder may submit a proposal at the 2024 Annual Meeting, may be obtained upon written request directed to our Secretary at our principal executive office. A copy of our trust agreement is also posted on our website at www.preit.com.

By Order of the Board of Trustees

Lisa M. Most
Secretary

April 18, 2023

    2023 Proxy Statement    51

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

ONE COMMERCE SQUARE

2005 MARKET STREET, SUITE 1000

PHILADELPHIA, PA 19103

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PRET2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V06437-P91608	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Trustees recommends you vote FOR all of the following:		☐	☐	☐
1. Election of Trustees

Nominees:

01) George J. Alburger, Jr. 02) Joseph F. Coradino 03) Michael J. DeMarco 04) JoAnne A. Epps	05) Mark E. Pasquerilla 06) Charles P. Pizzi 07) John J. Roberts

The Board of Trustees recommends you vote FOR proposal 2.						For	Against	Abstain

2. ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.						☐	☐	☐
The Board of Trustees recommends you vote “1 Year” on proposal 3.					1 Year	2 Years	3 Years	Abstain

3. ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.					☐	☐	☐	☐

The Board of Trustees recommends you vote FOR proposal 4.						For	Against	Abstain

4. RATIFICATION OF THE SELECTION OF BDO USA LLP AS INDEPENDENT AUDITOR FOR 2023.						☐	☐	☐

NOTE: IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

You are urged to sign and return this Proxy so that you may be sure that these shares will be voted.

If you vote your proxy by Internet or telephone, you do NOT need to mail back your proxy card.

You may view the Annual Report and Proxy Statement on the Internet at www.preit.com.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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V06438-P91608

Annual Meeting of Shareholders

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

June 1, 2023

This Proxy is solicited on behalf of the Board of Trustees

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED.

The undersigned, revoking all prior proxies, hereby appoints Joseph F. Coradino, JoAnne A. Epps, and Charles P. Pizzi, and each and any of them, as proxies of the undersigned, with full power of substitution, to vote and act with respect to all shares of beneficial interest of Pennsylvania Real Estate Investment Trust held of record by the undersigned at the close of business on April 3, 2023 at the Annual Meeting of Shareholders to be held on Thursday, June 1, 2023 and at any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY, WHEN DULY EXECUTED, WILL BE VOTED AS INSTRUCTED ON THE REVERSE SIDE. IF INSTRUCTIONS ARE NOT GIVEN, THEY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED IN PROPOSAL 1, FOR THE ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION, FOR THE “1 YEAR” OPTION FOR THE ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION, AND FOR THE RATIFICATION OF THE SELECTION OF BDO USA LLP AS INDEPENDENT AUDITOR FOR 2023.

Continued and to be signed on reverse side

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

ONE COMMERCE SQUARE

2005 MARKET STREET, SUITE 1000

PHILADELPHIA, PA 19103

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PRET2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V06439-P91608	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Trustees recommends you vote FOR all of the following:	☐	☐	☐
1. Election of Trustees

To elect two additional trustees named in this Proxy Statement for a term expiring at the earlier of (a) the 2024 Annual Meeting of Shareholders and (b) such time as all accrued and unpaid dividends on the Outstanding Preferred Shares have been paid in full and the dividends for the then current dividend period have been paid in full or declared and set apart for payment in full.

Nominees:

01) Kenneth B. Hart 02) Christopher Swann

NOTE: IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

You are urged to sign and return this Proxy so that you may be sure that these shares will be voted.

If you vote your proxy by Internet or telephone, you do NOT need to mail back your proxy card.

You may view the Annual Report and Proxy Statement on the Internet at www.preit.com.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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V06440-P91608

Annual Meeting of Shareholders

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

June 1, 2023

This Proxy is solicited on behalf of the Board of Trustees

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED.

The undersigned, revoking all prior proxies, hereby appoints Joseph F. Coradino, JoAnne A. Epps, and Charles P. Pizzi, and each and any of them, as proxies of the undersigned, with full power of substitution, to vote and act with respect to all shares of beneficial interest of Pennsylvania Real Estate Investment Trust held of record by the undersigned at the close of business on April 3, 2023 at the Annual Meeting of Shareholders to be held on Thursday, June 1, 2023 and at any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY, WHEN DULY EXECUTED, WILL BE VOTED AS INSTRUCTED ON THE REVERSE SIDE. IF INSTRUCTIONS ARE NOT GIVEN, THEY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED IN PROPOSAL 1.

Continued and to be signed on reverse side